As filed with the Securities and Exchange Commission on January 25, 2022

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM F-1

REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933

ZKGC New Energy Limited

(Exact Name of Registrant as Specified in Its Charter)

Not Applicable

(Translation of Registrant’s name into English)

Cayman Islands	3699	Not Applicable
(State or Other Jurisdiction of Incorporation or Organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification No.)

12 Xinxiangdi Jiari

Laocheng Town, Chengmai County

Hainan Province 571924, People’s Republic of China

(+86) 0760 88963658

(Address, including zip code, and telephone number, including area code, of Registrant’s principal executive offices)

CCS Global Solutions, Inc.

99 Washington Avenue, Suite 805A, Albany, NY 12210

(800)-300-5067

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copy to:

Robert Brantl, Esq.

181 Dante Avenue

Tuckahoe, NY 10707-3042

(914) 693-3026

Approximate date of commencement of proposed sale to the public:

As soon as practicable after this registration statement becomes effective.

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, please check the following box. ☒

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933. ☒

If an emerging growth company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

CALCULATION OF REGISTRATION FEE

Title of Each Class of Securities to Be Registered	Amount to be Registered	Proposed Maximum Offering Price per Unit	Proposed Maximum Aggregate Offering Price (1)(2)	Amount of Registration Fee
Ordinary shares, par value $0.001	3,000,000	$0.30	$1,000,000.	$92.70

(1)	Estimated solely for the purpose of determining the amount of the registration fee in accordance with Rule 457(o) under the Securities Act of 1933.

(2)	Includes (a) ordinary shares represented by American depositary shares initially offered and sold outside the United States that may be resold from time to time in the United States, and (b) ordinary shares represented by American depositary shares that are issuable upon the exercise of the underwriters’ overallotment option to purchase additional shares. The ordinary shares are not being registered for the purpose of sales outside the United States.

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, as amended, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information in this prospectus is not complete and may be amended. The Issuer may not sell these securities until the Registration Statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting an offer to buy these securities in any state where the offer or sale is not permitted.

SUBJECT TO COMPLETION DATED JANUARY 25, 2022

PRELIMINARY PROSPECTUS

ZKGC NEW ENERGY LIMITED

3,000,000 ORDINARY SHARES

OFFERING PRICE $0.30 PER SHARE

This prospectus relates to the resale from time to time of up to 3,000,000 of our ordinary shares by the selling shareholders identified in the section entitled “Selling Shareholders” on page 34. We issued the 3,000,000 shares in private placement transactions prior to the filing of the registration statement that contains this prospectus.

The selling shareholders may offer and sell all or a portion of the shares in accordance with one or more of the methods described in the plan of distribution, which begins on page 36 of this prospectus. ZKGC New Energy Limited is not selling any of our ordinary shares in this offering and therefore, we will not receive any proceeds from the sales by the selling shareholders. The selling shareholders will offer and sell the ordinary shares at a fixed price of $0.30 per share until our ordinary shares are quoted on the OTCQB or other established public market, at which time the selling shareholders may sell the ordinary shares at prevailing market prices or in privately negotiated transactions.

This is an initial public offering of our ordinary shares. There is no public market for our ordinary shares, nor are our ordinary shares currently eligible for trading on any national securities exchange, NASDAQ or any over-the-counter market. We intend to arrange for a registered broker-dealer to apply for permission to post a quotation for our stock, and we intend to then apply to have our ordinary shares quoted on the OTCQB system of the OTC Market Group. However, no assurance can be given that our ordinary shares will be quoted on the OTCQB or any other quotation service.

ZKGC New Energy Limited is a holding company organized in the Cayman Islands. The business described in this prospectus is not carried out by ZKGC New Energy Limited or by any of its subsidiaries, but by a variable interest entity (“VIE”) located in China. We have no direct control over the VIE; our control is based on a series of contracts. The enforceability of such contracts has not been tested in the courts of China, We adopted the VIE arrangement because Chinese law restricts foreign ownership of value-added telecommunications companies, such as our VIE. For this reason, there is doubt as to whether Chinese courts would enforce our contracts with the VIE. If they did not, that refusal could cause the value of our ordinary shares to significantly decline or be eliminated. See the discussion of the risks of the VIE arrangement in “Risk Factors: Risks Relating to our VIE Structure” on page 13.

OUR BUSINESS IS SUBJECT TO MANY RISKS AND AN INVESTMENT IN OUR ORDINARY SHARES WILL ALSO INVOLVE A HIGH DEGREE OF RISK. YOU SHOULD CAREFULLY CONSIDER THE FACTORS DESCRIBED UNDER THE HEADING “RISK FACTORS” BEGINNING ON PAGE 8 BEFORE INVESTING IN OUR ORDINARY SHARES.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ADEQUACY OR ACCURACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is ____, 2022

ABOUT THIS PROSPECTUS

This prospectus is part of a registration statement on Form F-1 that we filed with the Securities and Exchange Commission (the “SEC”) using the “shelf” registration process. Under this shelf registration process, the selling shareholders may, from time to time, sell the shares offered by them described in this prospectus. We will not receive any proceeds from the sale by such selling shareholders of the securities offered by them described in this prospectus.

We have not, nor have any of the selling shareholders, authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by or on behalf of us or to which we have referred you. None of us or the selling shareholders take responsibility for, or can provide assurance as to the reliability of, any other information that others may give you. Neither we nor the selling shareholders will make an offer to sell these shares in any jurisdiction where the offer or sale is not permitted. The information contained in this prospectus or in any applicable free writing prospectus is current only as of its date, regardless of its time of delivery or any sale of our ordinary shares. Our business, financial condition, results of operations and prospects may have changed since that date.

For investors outside the United States: We have not, nor have any of the selling shareholders done anything that would permit this offering or possession or distribution of this prospectus or any free writing prospectus we may provide to you in connection with this offering in any jurisdiction where action for that purpose is required, other than in the United States. You are required to inform yourselves about and to observe any restrictions relating to this offering and the distribution of this prospectus and any such free writing prospectus outside the United States.

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PROSPECTUS SUMMARY

Identifiers

As used in this prospectus, the following terms have the following meanings:

PRC means the People’s Republic of China.

SEC means the U.S. Securities and Exchange Commission

For ease of reference, the entities discussed in this prospectus will be identified as follows:

Identifier	Jurisdiction	Entity Name
ZKGC Cayman	Cayman Islands	ZKGC New Energy Limited
ZKGC International	Hong Kong	ZKGC International Group Holdings Limited
Zhongke WFOE	PRC	Hainan GCGY Commercial & Trading Co., Ltd.
Hainan ZKGC	PRC	Hainan ZKGC New Energy Co., Ltd.
Network ZKGY	PRC	Hainan ZKGY Network Technology Co., Ltd.

The terms “we”, “us” and “our”, as used in this prospectus, refer to ZKGC Cayman and its subsidiaries, ZKGC International and Zhongke WFOE, both of which are holding companies without operations. When we refer to the two operating entities discussed in this prospectus, we identify them by name (Hainan ZKGC and Network ZKGY) and we at times refer to Hainan ZKGC as our “VIE” – i.e. variable interest entity. We make this distinction because we have no ownership interest in the VIE or in its subsidiary, Network ZKGY.

Our Corporate Structure

The following diagram illustrates our corporate and operating structure:

Contractual Arrangements with VIE

This is an offering of ordinary shares issued by ZKGC Cayman. However, ZKGC Cayman does not have any business operations; nor do either of its two subsidiaries. The business operations described in this prospectus are carried on by two companies organized and located in the PRC: one is a variable interest entity (“VIE”) with respect to the Chinese subsidiary of ZKGC Cayman; the other is a subsidiary of the VIE. ZKGC Cayman has entered into contracts that promise it control over the VIE. However, there is no reason to believe that ZKGC Cayman will ever gain direct ownership of the business carried on by the VIE.

“Variable Interest Entity” does not describe a legal relationship; it is an accounting concept. Under U.S. Generally Accepted Accounting Principles, if Entity A exercises effective control over Entity B through contractual arrangements, then the financial results and balance sheet of Entity B should be consolidated with the financial results and balance sheet in Entity A’s consolidated financial statements.

Due in part to limitations under PRC law on foreign investment in value-added telecommunication services, we conduct substantially all of our operations in China through contractual arrangements with Hainan ZKGC and Network ZKGY, our consolidated variable interest entity, its subsidiary, and their shareholders. We do not hold any equity interest in either Hainan ZKGC or Network ZKGY. We depend on Hainan ZKGC and Network ZKGY to operate substantially all of our business. We have entered into contractual arrangements with Hainan ZKGC and its shareholder, which enable us to:

●	direct the activities of Hainan ZKGC and Network ZKGY that most significantly impact their economic performance;

●	absorb losses and receive benefits from Hainan ZKGC’s and Network ZKGY’s operations; and

●	have an exclusive option to purchase, to the extent permitted by applicable PRC law, all of the equity interests in Hainan ZKGC.

These contracts promise that we will realize substantially all of the benefits and losses resulting from the business operations of the VIE, and will have control over the operations carries on in China. (A detailed summary of the terms of the VIE contracts may be found in the section titled “Our Corporate Structure” at page 20.) However, for reasons described in the section of this prospectus titled “Risk Factors: Risks Related to our VIE Structure”, we may not be able to exercise the control promised by the VIE contracts and we may not realize the benefits resulting from the business operations of the VIE.

In general, investment in an entity whose equity value depends on contractual arrangements governed by the laws of the PRC is less advantageous to the investor than investment in an entity that has legal ownership of the assets on which the business of the entity depends. The specific risks of depending on a VIE relationship with a Chinese entity include the following:

●	The courts in China have not determined whether the VIE contracts are enforceable.

●	The reason for using the VIE relationship is that Chinese law prevents direct ownership of a company engaged in the business described in this prospectus. This may influence the Chinese courts to decide that the VIE contracts are not enforceable.

●	The courts may determine that the VIE structure actually violates the restriction on foreign investment in the value-added telecommunications industry, and so find our VIE to be operating illegally.

●	If the enforceability of the VIE contracts became the subject of legal proceedings in China, ZKGC Cayman could incur substantial legal expenses in the effort to enforce its rights, with no assurance of ultimate success.

Cash Flow

The Exclusive Business Cooperation Agreement between Zhongke WFOE and Hainan ZKGC provides that on a quarterly basis Hainan ZKGC will pay to Zhongke WFOE a fee equal to the net income of Hainan ZKGC for the preceding quarter. However, the same agreement also says that the quarterly fee payable may be reduced to assure that Hainan ZKGC has sufficient capital to implement its business plan. In reliance on that latter provision, Hainan ZKGC has, to date, paid nothing to Zhongke WFOE, as it requires all of its cash resources to launch its business operations.

Business Summary

The business that will be described in this prospectus is business carried on by Hainan ZKGC and Network ZKGY. Neither ZKGC nor its subsidiaries has any direct control over that business, as they do not own either Hainan ZKGC or Network ZKGY. The Company’s control over the business is limited to the contractual covenants contained in certain agreements (identified by reference to their accounting significance as “VIE Agreements”) among Zhongke WFOE, Hainan ZKGC, and Liao Jinqi in his role as owner of the equity in Hainan ZKGC.

Hainan ZKGC and its 99%-owned subsidiary, Network ZKGY, are engaged in the business of constructing and operating charging stations for electric vehicles (“EV”). All of the charging stations installed by Hainan ZKGC are linked to a software platform provided by Network ZKGY under the tradename “Charging Cloud SaaS Platform”, which enables the parties responsible for each charging station to monitor and manage the charging stations.

The offices of Hainan ZKGC are located in Haikou City, which is the capital city of Hainan Province. To date, Hainan ZKGC has installed charging stations exclusively in the 18 cities and counties of Hainan Province. Its business plan is to rapidly grow into a dominant provider of charging stations in Hainan Province, and then, during 2022, expand its operations onto the mainland, and develop a market presence in southeast China.

Foreign Private Issuer Status

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies in the United States;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

●	we are exempt from provisions of Regulation FD aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

Emerging Growth Company Status

We are an “emerging growth company,” as defined in the Jumpstart Our Business Startups Act (the “JOBS Act”), and we are eligible to take advantage of certain exemptions from various reporting and financial disclosure requirements that are applicable to other public companies that are not emerging growth companies, including, but not limited to, (1) presenting only two years of audited financial statements and only two years of related management’s discussion and analysis of financial condition and results of operations in this prospectus, (2) not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, (3) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statements, and (4) exemptions from the requirements of holding a non-binding advisory vote on executive compensation and shareholder approval of any golden parachute payments not previously approved. We intend to take advantage of these exemptions. As a result, investors may find investing in our ordinary shares less attractive.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the extended transition period provided in Section 7(a)(2)(B) of the Securities Act of 1933, as amended (the “Securities Act”), for complying with new or revised accounting standards. As a result, an emerging growth company can delay the adoption of certain accounting standards until those standards would otherwise apply to private companies.

We could remain an emerging growth company for up to five years, or until the earliest of (1) the last day of the first fiscal year in which our annual gross revenues exceed $1.07 billion, (2) the date that we become a “large accelerated filer” as defined in Rule 12b-2 under the Exchange Act, which would occur if the market value of our Ordinary shares that is held by non-affiliates exceeds $700 million as of the last business day of our most recently completed second fiscal quarter and we have been publicly reporting for at least 12 months, or (3) the date on which we have issued more than $1 billion in non-convertible debt during the preceding three-year period.

THE OFFERING

Shares of common stock offered by us:	None

Securities offered by Selling Shareholders	3,000,000 Ordinary Shares.

Ordinary Shares currently outstanding	13,000,000 Ordinary Shares

Other Equity Securities Outstanding	None

Use of Proceeds:	The Company will not receive any proceeds from the resale or other disposition of common stock offering by the selling shareholders covered by this prospectus.

Risk Factors

An investment in the Company’s common stock is speculative and involves substantial risks. You should read the “Risk Factors” section of this prospectus beginning on page 8 for a discussion of certain factors to consider carefully before deciding to invest in our Ordinary Shares.

Our operations in China give rise to a number of significant risks that could result in a significant reduction in the value of the ordinary shares you purchase, or could limit the ability of ZKGC Cayman to finance the operations of the VIE. In brief, some of the more significant risks that arise from investment in an entity dependent on operations in China carried on by a VIE are:

●	the possibility that Chinese courts will refuse to enforce the VIE contracts which give us control over our operating entities;

●	the possibility that Chinese courts may consider our involvement in the field of value-added telecommunications to be illegal;

●	restrictions by the Chinese government on foreign investment in China may limit our ability to adequately finance the business activities of our VIE;

●	currency conversion restrictions imposed by the government of China may limit or eliminate our ability to distribute the profits from our Chinese operation.

●	recently adopted regulations of the Cyberspace Administration of China or recently pronounced policies of the China Securities Regulatory Commission may in the future lead to restrictions on our ability to fund our VIE from the proceeds of securities offerings by ZKGC Cayman;

●	the fact that the Chinese legal system is still in its development stage, and lacks the binding precedents that enable business entities to anticipate how the courts will interpret regulations;

●	The absence of principles of substantive due process in China, which enables the Chinese government to frequently intervene in business affairs in China for the sake of new government policies.

At the same time, our business operations face the kind of significant risks that are common to start-up enterprises, including:

●	The ability of larger competitors to exert pressure on Hainan ZKGC by charging lower service fees to customers; and

●	Hainan ZKGC's need to secure substantial capital investment in order to secure a competitive position in the market for EV charging services.

These and other risks that may cause your investment in ZKGC Cayman to fail are discussed in detail in the section of this prospectus titled “Risk Factors” at page 8.

SUMMARY CONSOLIDATED FINANCIAL AND OPERATING DATA

The following summary consolidated statement of operations data for the period from August 11, 2020 (inception of operations) to May 31, 2021 and the summary balance sheet information as of May 31, 2021 have been derived from the audited financial statement of ZKGC Cayman and subsidiaries included elsewhere in this prospectus. This summary financial data should be read in conjunction with the consolidated financial statements of ZKGC Cayman and subsidiaries for the period ended May 31, 2021.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

SUMMARY CONSOLIDATED BALANCE SHEET

May 31, 2021
Current assets	$695,452
Total assets	961,291
Current and total liabilities	$735,785
Shareholders’ equity	$225,316

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

SUMMARY CONSOLIDATED STATEMENTS OF OPERATIONS

Period from August 11, 2020 (inception) to May 31, 2021
Revenues	$320,012
Gross profit	54,543
Loss from operations	$(7,552)
Net income	$35,806

SPECIAL NOTE REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements and information relating to our business that are based on our beliefs as well as assumptions made by us or based upon information currently available to us. These statements reflect our current views and assumptions with respect to future events and are subject to risks and uncertainties. Forward-looking statements are often identified by words such as: “believe,” “expect,” “estimate,” “anticipate,” “intend,” “project” and similar expressions or words which, by their nature, refer to future events. In some cases, you can also identify forward-looking statements by terminology such as “may,” “will,” “should,” “plans,” “predicts,” “potential” or “continue” or the negative of these terms or other comparable terminology. These statements are only predictions and involve known and unknown risks, uncertainties and other factors, including the risks in the section entitled Risk Factors beginning on page 8, that may cause our or our industry’s actual results, levels of activity, performance or achievements to be materially different from any future results, levels of activity, performance or achievements expressed or implied by these forward-looking statements. In addition, you are directed to factors discussed in the Management’s Discussion and Analysis of Financial Condition and Results of Operation section beginning on page 22, and the section entitled “Business of Hainan ZKGC” beginning on page 27, and as well as those discussed elsewhere in this prospectus.

These forward-looking statements speak only as of the date of this prospectus. Although we believe that the expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, or achievements. Except as required by applicable law, including the securities laws of the United States, we expressly disclaim any obligation or undertaking to disseminate any update or revisions of any of the forward-looking statements to reflect any change in our expectations with regard thereto or to conform these statements to actual results.

DETERMINATION OF THE OFFERING PRICE

Since our Ordinary Shares are not listed or quoted on any exchange or quotation system, the offering price of our Ordinary Shares in this prospectus was arbitrarily determined. The offering price of our Ordinary Shares does not bear any rational relationship to our book value, assets, past operating results, financial condition or any other established criteria of value. The facts considered in determining the offering price were our financial condition and prospects, our limited operating history and the general condition of the securities market.

DIVIDEND POLICY

We have not declared or paid any cash dividends on our Ordinary Shares since our inception. Our Board of Directors currently intends to retain all earnings for use in the business of our VIE for the foreseeable future. Any future payment of dividends will depend upon the results of operations of our VIE, our financial condition, cash requirements and other factors deemed relevant by our board of directors. There are currently no restrictions that limit our ability to declare cash dividends on our Ordinary Shares.

The source of funds for any payment of dividends by ZKGC Cayman would be fee payments by Hainan ZKGC to Zhongke WFOE pursuant to the Exclusive Business Cooperation Agreement. To date, no fees have been paid, and we do not anticipate any fees being paid while Hainan ZKGC is implementing its plan to expand its business operations through Hainan Province and then into mainland China. Investors in ZKGC Cayman, therefore, should not anticipate receiving dividends by reason of their investment at any time in the next several years.

MARKET FOR OUR ORDINARY SHARES

There is no established public market for our Ordinary Shares.

 We intend to apply for a listing on the Pink Market maintained by OTC Markets concurrently with the filing of the effective notice of this prospectus, and then apply for a listing on the OTCQB as soon as we meet the standards for such a listing. In order to be quoted on the OTC Markets, a market maker must file an application on our behalf in order to make a market for our Ordinary Shares. There can be no assurance that a market maker will agree to file the necessary documents with FINRA, nor can there be any assurance that such an application for quotation will be approved.

 In addition, there is no assurance that our Ordinary Shares will trade at market prices in excess of the initial offering price as prices for the Ordinary Shares in any public market which may develop will be determined in the marketplace and may be influenced by many factors, including the stock’s depth and liquidity.

 We have issued 13,000,000 shares of our Ordinary Shares since our inception on May 31, 2021. There are no outstanding options, warrants, or other securities that are convertible into Ordinary Shares.

EXCHANGE RATE INFORMATION

An entity’s functional currency is the currency of the primary economic environment in which it operates. Normally that is the currency of the jurisdiction in which the entity primarily generates and expends cash. Management’s judgment is essential to determine the functional currency by assessing various indicators, such as cash flows, sales price and market, expenses, financing and inter-company transactions and arrangements. The functional currency of the Company is the Renminbi (“RMB’). The reporting currency of these consolidated financial statements is the United States Dollar (“US Dollars” or “$”).

The financial statements of the Company, which are prepared using the RMB, are translated into the Company’s reporting currency, the United States Dollar. Assets and liabilities are translated using the exchange rate at each reporting period end date. Revenue and expenses are translated using weighted average rates prevailing during each reporting period, and shareholders’ equity is translated at historical exchange rates. Adjustments resulting from the translation are recorded as a separate component of accumulated other comprehensive income or expense.

Transactions denominated in currencies other than the functional currency are translated into the functional currency at the exchange rates prevailing at the dates of the transactions. Foreign currency exchange gains and losses resulting from these transactions are included in results of operations.

The exchange rates used for foreign currency translation in this prospectus are as follows:

Period from August 11, 2020 (inception) to May 31, 2021
(USD to RMB)
Assets and liabilities (period-end exchange rate)	1 to 6.369427
Revenue and expenses (period weighted average)	1 to 6.600660

RISK FACTORS

An investment in the ZKGC Cayman Ordinary Shares involves a high degree of risk. You should carefully consider the following risk factors and other information in this prospectus before deciding to invest in the Ordinary Shares. If any of the following risks actually occur, the Company business, financial condition, results of operations and prospects for growth could be seriously harmed. As a result, the trading price of the ZKGC Cayman Ordinary Shares could decline and you could lose all or part of your investment.

Risks Related to Our Business

Hainan ZKGC will require substantial additional capital contributions in order to fully implement its business plan and achieve a significant position in the market for charging station services.

The operations of Hainan ZKGC, on which the financial success of the Company depends, have been financed primarily by capital contributions and loans from related parties, primarily Liao Jinqi. Significant expansion of the operations of Hainan ZKGC, however, will require significant capital investment. There can be no assurance that we would be able to raise the additional funding needed to implement its business plan.

Based upon current plans, we expect that Hainan ZKGC will incur operating losses in future periods as it incurs significant expenses associated with the effort of expanding the business of Hainan ZKGC. Further, we cannot guarantee that Hainan ZKGC will be successful in realizing sufficient revenues or in achieving or sustaining positive cash flows at any time in the future. Any such failure could result in the possible closure of the business or force us to seek additional financing through loans or additional sales of our equity securities to continue business operations, which could dilute the value of any shares you purchase in this offering.

Hainan ZKGC faces intense competition. It may lose market share and customers if it fails to compete effectively.

The demand for charging stations in China is strong, and the barriers to entry into the supply market are not great. So there are many enterprises competing to meet the demand. Hainan ZKGC’s current or potential competitors include several major suppliers of charging stations as well as many low volume suppliers similar to Hainan ZKGC. Increased competition may adversely affect its margins, market share and brand recognition, or result in significant losses. When Hainan ZKGC sets prices, it has to consider how competitors have set prices, since electricity is fungible. When they cut prices or offer additional benefits to compete with Hainan ZKGC, Hainan ZKGC may have to lower its own prices or offer additional benefits or risk losing market share, either of which could harm our financial condition and results of operations.

Some of the competitors have longer operating histories, greater brand recognition, better supplier relationships, larger customer bases and greater financial, technical and marketing resources than Hainan ZKGC has. These and other smaller companies may receive investment from or enter into strategic relationships with well-established and well-financed companies or investors, which would help enhance their competitive positions. Some of the competitors may be able to secure more favorable terms from suppliers, devote greater resources to marketing and promotional campaigns, adopt more aggressive pricing policies and devote substantially more resources to their website, mobile application and systems development. We cannot assure you that Hainan ZKGC will be able to compete successfully against current or future competitors, and competitive pressures may have a material and adverse effect on its business, financial condition and results of operations.

Changes to fuel economy standards or the success of alternative fuels may negatively impact the EV market and thus the demand for Hainan ZKGC’s products and services.

As regulatory initiatives have required an increase in the mileage capabilities of cars, consumption of renewable transportation fuels, such as ethanol and biodiesel, and consumer acceptance of EVs and other alternative vehicles has been increasing. If fuel efficiency of non-electric vehicles continues to rise, whether as the result of regulations or otherwise, and affordability of vehicles using renewable transportation fuels improves, the demand for electric vehicles could diminish. In addition, developments in alternative technologies, such as advanced diesel, ethanol, fuel cells or compressed natural gas, or improvements in the fuel economy of the internal combustion engine, may materially and adversely affect demand for EVs and EV charging stations. Regulatory bodies may also adopt rules that substantially favor certain alternatives to petroleum-based propulsion over others, which may not necessarily be EVs. If any of these factors contribute to consumers or businesses to no longer purchasing EVs or purchasing them at a lower rate, it would materially and adversely affect Hainan ZKGC’s business, operating results, financial condition and prospects.

The EV market in China has benefitted from the availability of rebates, tax benefits and other financial incentives from governments to offset the purchase or operating cost of EVs and EV charging stations. In particular, Hainan ZKGC’s marketing efforts have benefitted from rebates and interest free loans available to purchasers of its EV charging stations that effectively provide purchasers with a significantly discounted purchase price. The reduction, modification, or elimination of such benefits could cause reduced demand for EVs and EV charging stations, which would adversely affect Hainan ZKGC’s financial results.

Over the past decade, the central government of the PRC has swelled the market for EVs in China by providing rebates to purchasers of EVs calculated to significantly reduce the disparity in cost between internal combustion powered vehicles and EVs. The government began in 2020 to reduce and eliminate those rebates. It is not clear how the eventual elimination of the rebates will affect the Chinese market for EVs. If it results in a substantial slowing of the market’s growth, that result could have an adverse effect on Hainan ZKGC’s financial results.

In addition, the government of Hainan Province has provided financial support to the expansion of EV charging infrastructure, primarily in the form of purchaser rebates and interest free loans. If Hainan Province decides to withdraw its support for the industry’s growth, demand for Hainan ZKGC’s charging stations would be likely to diminish.

The EV charging market is characterized by rapid technological change, which requires Hainan ZKGC to continue to develop new products and product innovations. Any delays in such development could adversely affect market adoption of its products and Hainan ZKGC’s financial results.

Continuing technological changes in battery and other EV technologies could adversely affect adoption of current EV charging technology and/or Hainan ZKGC’s products. Hainan ZKGC’s future success will depend upon its ability to develop and introduce a variety of new capabilities and innovations to its existing product offerings, as well as introduce a variety of new product offerings, to address the changing needs of the EV charging market. As new products are introduced, gross margins tend to decline in the near term and improves as the product become more mature and with a more efficient manufacturing process.

As EV technologies change, Hainan ZKGC may need to upgrade or adapt its charging station technology and introduce new products and services in order to serve vehicles that have the latest technology, in particular battery cell technology, which could involve substantial costs. Even if Hainan ZKGC is able to keep pace with changes in technology and develop new products and services, its research and development expenses could increase, its gross margins could be adversely affected in some periods and its prior products could become obsolete more quickly than expected.

If Hainan ZKGC is unable to devote adequate resources to develop products or cannot otherwise successfully develop products or services that meet customer requirements on a timely basis or that remain competitive with technological alternatives, its products and services could lose market share, its revenue will decline, it may experience higher operating losses and its business and prospects will be adversely affected.

If Hainan ZKGC fails to obtain and maintain the requisite licenses, permits and approvals applicable to our business, or fails to obtain additional licenses that become necessary as a result of new enactment or promulgation of laws and regulations or the expansion of our business, its business and results of operations may be materially and adversely affected.

Energy delivery services in China are highly regulated, which require multiple licenses, permits, filings and approvals to conduct and develop business. In particular, each new charging station installation requires that we secure a permit from the provincial government. The labor cost related to the effort to comply with these government regulations is extensive, and the need to sustain good relations with local government can be burdensome. In addition, as the market for charging stations expands, more regulations are likely to emerge. If Hainan ZKGC is unable to efficiently meet the regulatory requirements applicable to our business, its expansion will slow.

Risks Related to Doing Business in China

Because the operations of Hainan ZKGC, on which the financial success of ZKGC Cayman depend, are located entirely in the PRC, you may not receive the benefits that come from effective enforcement of U.S. federal securities laws.

China has often restricted U.S. regulators’ access to information and limited regulators’ ability to investigate or pursue remedies with respect to China-based issuers, generally citing to state secrecy and national security laws, blocking statutes, or other laws or regulations. In addition, according to Article 177 of the PRC Securities Law, which became effective in March 2020, no overseas securities regulator can directly conduct investigations or evidence collection activities within the PRC and no entity or individual in China may provide documents and information relating to securities business activities to overseas regulators without Chinese government approval. The SEC, U.S. Department of Justice, and other U.S. authorities face substantial challenges in bringing and enforcing actions against China-based issuers and their officers and directors. As a result, investors in China-based issuers, such as ZKGC Cayman, may not benefit from a regulatory environment that fosters effective enforcement of U.S. federal securities laws.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may restrict or delay us from using monies invested in ZKGC Cayman to make loans or additional capital contributions to our PRC subsidiaries and making loans to Hainan ZKGC or its subsidiary, which could adversely affect our liquidity and our ability to fund and expand the business of Hainan ZKGC.

We are an offshore holding company conducting our operations in China through a VIE arrangement with Hainan ZKGC. Our business plan contemplates that we will finance the growth of Hainan ZKGC by making loans to Zhongke WFOE, our PRC subsidiary, or to Hainan ZKGC, or we may make additional capital contributions to our PRC subsidiary.

Any loans to Zhongke WFOE, our PRC subsidiary, will be subject to PRC regulations and foreign exchange loan registrations. For example, loans by us to our PRC subsidiary to finance its activities cannot exceed statutory limits and must be registered with the local counterpart of the State Administration on Foreign Exchange (“SAFE”), or filed with SAFE in its information system. We may also provide loans directly to Hainan ZKGC, according to the Circular of the People’s Bank of China on Matters relating to the Comprehensive Macro-prudential Management of Cross-border Financing issued by the People’s Bank of China in January 2017. According to the Notice of the People’s Bank of China and the State Administration of Foreign Exchange on Adjustments to Comprehensive Macro-prudential Regulation Parameters for Cross-border Financing issued by the People’s Bank of China and the State Administration of Foreign Exchange in March 2020, the limit for the total amount of foreign debt is 2.5 times its net assets. Moreover, any medium or long-term loan to be provided by us to Hainan ZKGC or to our PRC subsidiary must also be filed and registered with the NDRC. We may also decide to finance our PRC subsidiary by means of capital contributions. These capital contributions must be reported to the Ministry of Commerce, or MOFCOM, or its local counterpart. In addition, a foreign invested enterprise is required to use its capital pursuant to the principle of authenticity and self-use within its business scope.

SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming the Administration of Foreign Exchange Settlement of Capital of Foreign-invested Enterprises, or SAFE Circular 19, effective June 2015. Although SAFE Circular 19 allows RMB capital converted from foreign currency-denominated registered capital of a foreign-invested enterprise to be used for equity investments within China, it also reiterates the principle that RMB converted from the foreign currency-denominated capital of a foreign-invested company may not be directly or indirectly used for purposes beyond its business scope. Thus, it is unclear whether SAFE will permit such capital to be used for equity investments in China in actual practice. SAFE promulgated the Notice of the State Administration of Foreign Exchange on Reforming and Standardizing the Foreign Exchange Settlement Management Policy of Capital Account, or SAFE Circular 16, effective on June 9, 2016, which reiterates some of the rules set forth in SAFE Circular 19, but changes the prohibition against using RMB capital converted from foreign currency- denominated registered capital of a foreign-invested company to issue RMB entrusted loans to a prohibition against using such capital to issue loans to non-associated enterprises. Violations of SAFE Circular 19 and SAFE Circular 16 could result in administrative penalties. SAFE Circular 19 and SAFE Circular 16 may significantly limit our ability to transfer any foreign currency we hold to Zhongke WFOE or to Hainan ZKGC, which may adversely affect our liquidity and our ability to fund and expand our business in China.

On October 23, 2019, SAFE issued Notice by the State Administration of Foreign Exchange of Further Facilitating Cross-border Trade and Investment, or Circular 28, which took effect on the same day. Circular 28, subject to certain conditions, allows foreign-invested enterprises whose business scope does not include investment, or non-investment foreign-invested enterprises, to use their capital funds to make equity investments in China. Since Circular 28 was issued only recently, its interpretation and implementation in practice are still subject to substantial uncertainties.

In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary government registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to Zhongke WFOE or to Hainan ZKGC or future capital contributions by us to Zhongke WFOE. As a result, uncertainties exist as to our ability to provide prompt financial support to Zhongke WFOE or to Hainan ZKGC when needed. If we fail to complete such registrations or obtain such approvals, our ability to use capital invested in ZKGC Cayman to capitalize or otherwise fund the operations of Hainan ZKGC may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business. Unless Zhongke WFOE or Hainan ZKGC were able to find other funding sources, the business of Hainan ZKGC could fail for lack of sufficient working capital.

Rules recently adopted by the Cybersppace Administration of China may restrict our ability to finance our VIE from the proceeds of securities offerings by ZKGC Cayman.

On January 4, 2022 the Cyberspace Administration of China (“CAC”) adopted rules mandating that an issuer who is a “critical information infrastructure operator” or a “data processing operator” as defined therein and who possesses personal information of more than one million users, and intends to have its securities listed for trading in a foreign country must complete a cybersecurity review by the CAC. Alternatively, relevant governmental authorities in the PRC may initiate cyber security review if such governmental authorities determine an operator’s cyber products or services, data processing or potential listing in a foreign country affect or may affect national security. The rules will become effective on February 15, 2022.

The new CAC rules do not appear to apply to Hainan ZKGC or Network ZKGY at this time. The continued expansion of business operations by Hainan ZKGC, however, could bring that company within the scope of authority of the CAC rules. We may face challenges in addressing such enhanced regulatory requirements and in making necessary changes to our internal policies and practices in data privacy and cybersecurity matters. In that event, our ability to finance the business of Hainan ZKGC could be hindered, which could prevent Hainan ZKGC from achieving profitable operations.

Increased regulation of offshore offerings by the CSRC could interfere with our ability to finance the operations of Hainan ZKGC from sales of securities issued by ZKGC Cayman.

On July 6, 2021, PRC government authorities published the Opinions on Strictly Cracking Down Illegal Securities Activities in Accordance with the Law. These opinions call for strengthened regulation over illegal securities activities and supervision on overseas listings by China-based companies. They propose to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks faced by China-based overseas-listed companies. As of the date of this prospectus, no official guidance or related implementation rules have been issued in relation to these recently issued opinions. We could, however, become subject to a requirements that we obtain pre-approval by the China Securities Regulatory Commission (“CSRC”) before offering securities or listing the securities for trade outside of China. These requirements, if adopted, could interfere with our ability to fund Hainan ZKGC from the proceeds of sales of securities issued by ZKGC Cayman.

PRC laws and regulations governing our current business operations are sometimes vague and subject to interpretation. Moreover, the PRC has recently adopted regulatory policies regarding the conduct of business in the PRC that have had sudden adverse effects on business operations. Any changes in PRC laws and regulations or in their interpretation may have a material and adverse effect on our business.

There are substantial uncertainties regarding the interpretation, application and enforcement of PRC laws and regulations, including but not limited to the laws and regulations governing our business. These laws and regulations are sometimes vague and are subject to future changes, and their official interpretation and enforcement by the various branches of the PRC government may involve substantial uncertainty. The PRC legal system is based in part on governmental policies and internal rules some of which are not published on a timely basis or at all. New laws, regulations, rules and policies that affect existing and proposed future businesses may also be applied retroactively.

The principles of substantive due process that apply to the regulatory scheme in the United States are not honored in China. As a result, particularly in the past several years, enterprises operating in China are often subject to policies adopted by the government without prior notice that have had sudden and significant adverse effect on the ability of the enterprise to conduct its business. We cannot predict with certainty what effect existing or new PRC laws or regulations may have on the business of our VIE. If restrictions are adopted that make it impossible for Hainan ZKGC to operate profitably, your investment could become worthless.

Failure to make adequate contribution to various employee benefit plans, as required by PRC regulations, may subject Hainan ZKGC to penalties.

Companies operating in China are required to participate in various government-sponsored employee benefit plans, including certain social insurance, housing funds and other welfare-oriented payment obligations. Such companies must contribute to the plans in amounts equal to certain percentages of salaries, including bonuses and allowances, earned by employees up to a maximum amount specified by the local government from time to time at locations where the employees are based. The requirement to contribute to employee benefit plans has not been implemented consistently by the local governments in China, reflecting the different levels of economic development in different locations. For the sake of efficient administration and to optimize the cash flows of Hainan ZKGC and Network ZKGY, our VIE does not make the contribution to benefit plans for its employees. Due to its failure to make contributions to employee benefit plans, Hainan ZKGC could be required to make the contributions to these plans as well as to pay late fees and fines. We have accrued liability for the unpaid contributions on our financial statements. However, if the amount of our estimates is inaccurate, our financial condition and cash flow may be adversely affected if Hainan ZKGC was required to pay late fees or fines in relation to the underpaid employee benefits.

Dividends payable to foreign investors and gains on the sale of our Ordinary Shares by our foreign investors may become subject to PRC taxation.

Under the Enterprise Income Tax Law and its implementation regulations, a 10% PRC withholding tax is applicable to dividends payable by a resident enterprise to investors that are non-resident enterprises, which do not have an establishment or place of business in the PRC or which have an establishment or place of business but the dividends are not effectively connected with the establishment or place of business, to the extent these dividends are derived from sources within the PRC, subject to any reduction set forth in applicable tax treaties. Similarly, any gain realized on the transfer of shares of a PRC resident enterprise by these investors is also subject to PRC tax at a current rate of 10%, subject to any exemption set forth in relevant tax treaties. If we are deemed a PRC resident enterprise, dividends paid on our Ordinary Shares and any gain realized by the non-resident enterprise investors from the transfer of our Ordinary Shares may be treated as income derived from sources within the PRC and as a result be subject to PRC taxation. Furthermore, if we are deemed a PRC resident enterprise, dividends payable to individual investors who are non-PRC residents and any gain realized on the transfer of our Ordinary Shares by these investors may be subject to PRC tax at a current rate of 20%, subject to any reduction or exemption set forth in applicable tax treaties. It is unclear, if we are considered a PRC resident enterprise, whether holders of our Ordinary Shares would be able to claim the benefit of income tax treaties or agreements entered into between China and other countries or areas and claim foreign tax credit if applicable. If dividends payable to our non-PRC investors, or gains from the transfer of our Ordinary Shares by these investors are subject to PRC tax, the value of your investment in our ADSs and/or ordinary shares may decline significantly.

You may experience difficulties in effecting service of a legal process, enforcing foreign judgments or bringing actions in China against us or our management named in the prospectus based on foreign laws.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands. However, we conduct substantially all of our operations in China, and substantially all of the assets reflected on our balance sheet are located in China. In addition, all of our senior executive officers reside within China and are PRC nationals. As a result, it may be difficult for our shareholders to effect service of process upon us or those persons inside China. In addition, China does not have treaties providing for the reciprocal recognition and enforcement of judgments of courts with the Cayman Islands or the United States. Therefore, recognition and enforcement in China of judgments of a court in any of these non-PRC jurisdictions in relation to any matter not subject to a binding arbitration provision may be difficult or impossible.

Shareholder claims that are common in the United States, including securities law class actions and fraud claims, generally are difficult to pursue as a matter of law or practicality in China. For example, in China, there are significant legal and other obstacles to obtaining information needed for shareholder investigations or litigation outside China or otherwise with respect to foreign entities. Although the local authorities in China may establish a regulatory cooperation mechanism with the securities regulatory authorities of another country or region to implement cross-border supervision and administration, such regulatory cooperation with the securities regulatory authorities in the Unities States have not been efficient in the absence of a mutual and practical cooperation mechanism.

Risks Related to our VIE Structure

We rely on contractual arrangements with Hainan ZKGC and Liao Jinqi to exercise control over the operations of Hainan ZKGC, which may not be as effective as direct ownership in providing operational control.

We have relied and expect to continue to rely on contractual arrangements with Hainan ZKGC and Liao Jinqi to conduct our operations in China. These contractual arrangements, however, may not be as effective as direct ownership in providing us with control over Hainan ZKGC. For example, Hainan ZKGC and Mr. Jinqi could breach their contractual arrangements with us by, among other things, failing to conduct the operations of Hainan ZKGC in an acceptable manner or taking other actions that are detrimental to our interests.

If we had direct ownership of Hainan ZKGC, we would be able to exercise our rights as a shareholder to effect changes in the board of directors of Hainan ZKGC, which in turn could implement changes, subject to any applicable fiduciary obligations, at the management and operational level. However, under the current contractual arrangements, we rely on the performance by Hainan ZKGC and Mr. Jinqi of their obligations under the contracts to exercise control over Hainan ZKGC. If any dispute relating to these contracts remains unresolved, we will have to enforce our rights under these contracts through the operations of PRC law and arbitration, litigation and other legal proceedings and therefore will be subject to uncertainties in the PRC legal system.

Neither the Government of the PRC nor the Chinese legal system has ever formally acknowledged the legality of using a VIE-type contractual arrangement where direct ownership of a Chinese entity is forbidden.

Foreign ownership of value-added telecommunications services, such as those provided by Hainan ZKGC, is restricted by the laws of the PRC. Primarily for this reason, our Company does not directly engage in the business of providing charging stations, but instead has entered into a series of contracts with Hainan ZKGC that are intended to provide our Company with control over the operations of Hainan ZKGC and the right to receive the net profits realized by Hainan ZKGC. These contracts are customarily identified as “VIE Agreements”, as they are designed to cause the operating company to be treated under U.S. generally accepted accounting principles as a “variable interest entity”, whose profits and losses can be consolidated with those of its contractual counterpart.

One significant risk of this structure is that the Chinese government has never expressly acknowledged it as a way to legally navigate the country’s investment restrictions.  The Chinese government could determine at any time and without notice that the underlying contractual arrangements on which our control of Hainan ZKGC is based violate Chinese law.  Any such determination from the Chinese government could eliminate all or most of the value of your investment in ZKGC Cayman.

All or most of the value of an investment in ZKGC Cayman depends on the enforceability of the VIE Agreements between Zhongke WFOE and Hainan ZKGC. A breach of any of the VIE Agreements between Zhongke WFOE and Hainan ZKGC (or its officers, directors, or Chinese equity owners) will be subject to Chinese law and jurisdiction.  We cannot assume that the Chinese legal system would enforce the VIE Agreements. If judicial or regulatory determinations are made in China that contractual relationships such as ours with our VIE are unenforceable under Chinese law, it will be likely that the value of the ordinary shares of ZKGC Cayman will significantly diminish or be eliminated.

Substantial uncertainties exist with respect to the interpretation and implementation of the newly enacted Foreign Investment Law and how it may impact the viability of our current corporate structure, corporate governance and operations.

The value-added telecommunications services that we conduct through our VIE and its subsidiaries are subject to foreign investment restrictions set forth in the Special Management Measures (Negative List) for the Access of Foreign Investment issued by the MOFCOM, and the National Development and Reform Commission, or the NDRC, effective July 2020.

On March 15, 2019, the National People’s Congress promulgated the Foreign Investment Law, or the Foreign Investment Law (2019), which became effective on January 1, 2020 and replaced the Sino-Foreign Equity Joint Venture Enterprise Law, the Sino-Foreign Cooperative Joint Venture Enterprise Law and the Wholly Foreign-Owned Enterprise Law to become the legal foundation for foreign investment in the PRC. Since it is relatively new, uncertainties still exist in relation to its interpretation and implementation. For instance, under the Foreign Investment Law (2019), “foreign investment” refers to the investment activities directly or indirectly conducted by foreign individuals, enterprises or other entities in China. Though it does not explicitly classify contractual arrangements as a form of foreign investment, there is no assurance that foreign investment via contractual arrangements would not be interpreted as a type of indirect foreign investment activity in the future. In addition, the definition of foreign investment contains a catch-all provision which includes investments made by foreign investors through means stipulated in laws, administrative regulations or provisions of the State Council. Therefore, it still leaves leeway for future laws, administrative regulations or provisions promulgated by the State Council to provide for contractual arrangements as a form of foreign investment. In any of these cases, it will be uncertain whether our contractual arrangements will be deemed to be in violation of the market access requirements for foreign investment under the PRC laws and regulations. If further actions must be taken under future laws, administrative regulations or provisions of the State Council, we may face substantial uncertainties as to whether we can complete such actions. Failure to do so could materially and adversely affect our current corporate structure, corporate governance and operations.

The contractual arrangements we have entered into with Hainan ZKGC may be subject to scrutiny by the PRC tax authorities. A finding that we owe additional taxes could negatively affect our financial condition and the value of your investment.

Under applicable PRC laws and regulations, arrangements and transactions among related parties may be subject to audit or challenge by the PRC tax authorities. We could face material and adverse tax consequences if the PRC tax authorities determine that the contractual arrangements in relation to Hainan ZKGC were not entered into on an arm’s-length basis in such a way as to result in an impermissible reduction in taxes under applicable PRC laws, rules and regulations, and therefore adjust the income of Hainan ZKGC in the form of a transfer pricing adjustment. A transfer pricing adjustment could, among other things, result in a reduction of expense deductions recorded by Hainan ZKGC for PRC tax purposes, which could in turn increase its tax liabilities without reducing the PRC tax expenses of Zhongke WFOE. In addition, the PRC tax authorities may impose late payment fees and other administrative sanctions on Hainan ZKGC for the adjusted but unpaid taxes according to the applicable regulations. Our financial position could be materially and adversely affected if Hainan ZKGC’s tax liabilities increase or if they are required to pay late payment fees and other penalties.

Risks Related to the Organization of our Holding Company in the Cayman Islands

You may face difficulties in protecting your interests, and your ability to protect your rights through U.S. courts may be limited, because we are incorporated under Cayman Islands law.

We are an exempted company with limited liability incorporated under the laws of the Cayman Islands and certain of our officers and directors are residents of jurisdictions outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon our directors or executive officers, or enforce judgments obtained in the United States courts against our directors or officers.

Our corporate affairs will be governed by our Memorandum and Articles of Association as amended from time to time, the Companies Act and the common law of the Cayman Islands. The rights of shareholders to take legal action against our directors and us, actions by minority shareholders and the fiduciary responsibilities of our directors to us under Cayman Islands law are to a large extent governed by the common law of the Cayman Islands. The common law of the Cayman Islands is derived in part from comparatively limited judicial precedent in the Cayman Islands as well as that from English common law, which has persuasive, but not binding authority on a court in the Cayman Islands. The rights of our shareholders and the fiduciary responsibilities of our directors under Cayman Islands law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the Cayman Islands has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the Cayman Islands. In addition, shareholders of Cayman Islands companies may not have standing to initiate a shareholder derivative action in a federal court of the United States.

We have been advised by our Cayman Islands legal counsel, Ogier, that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce against us judgments of courts of the United States based on certain civil liability provisions of U.S. securities laws; and

●	entertain original actions brought in the Cayman Islands against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

There is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, although the courts of the Cayman Islands will in certain circumstances recognize and enforce a foreign judgment, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

Subject to the above limitations, in appropriate circumstances, a Cayman Islands court may give effect in the Cayman Islands to other kinds of final foreign judgments such as declaratory orders, orders for performance of contracts and injunctions.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our board of directors, management or controlling shareholders than they would as public shareholders of a U.S. company. For a discussion of certain differences between the provisions of the Companies Act, remedies available to shareholders and the laws applicable to companies incorporated in the United States and their shareholders, see “Enforceability of Civil Liabilities” and “Description of Securities.”

Risks Related To Our Management

The loss of the services of our Chairman our failure to timely identify and retain competent personnel could negatively impact our ability to develop our products and sales.

Liao Jinqi, Chairman of both ZKGC Cayman and Hainan ZKGC, is the sole executive officer responsible for our operations and the operations of Hainan ZKGC, and is also the primary source of the know-how that governs our installation of charging stations. Our future success depends upon the continued service of Mr. Jinqi, as well as on our ability to identify and retain additional competent executives with the skills required to execute our business objectives. The loss of the services of any of our officers or our failure to timely identify and retain competent personnel could negatively impact our ability to develop a competitive position in the market for charging stations, which would adversely affect our financial results and impair the growth of Hainan ZKGC.

Our internal controls over financial reporting may not be effective, which could have a significant and adverse effect on our business and reputation.

As a newly public reporting company, we will be in a continuing process of developing, establishing, and maintaining internal controls and procedures that will allow our management to report on, and our independent registered public accounting firm to attest to, our internal controls over financial reporting if and when required to do so under Section 404 of the Sarbanes-Oxley Act of 2002. Although our independent registered public accounting firm is not required to attest to the effectiveness of our internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act until the date we are no longer an emerging growth company, our management will be required to report on our internal controls over financial reporting under Section 404. If we do not remediate any material weaknesses in our internal controls, our reported financial results could be materially misstated or could subsequently require restatement, and we could be subject to investigations or sanctions by regulatory authorities.

Our board of directors acts as our compensation committee, which presents the risk that compensation and benefits paid to those executive officers who are board members and other officers may not be commensurate with our financial performance.

A compensation committee consisting of independent directors is a safeguard against self-dealing by company executives. Our board of directors, which has no independent members, acts as the compensation committee for the Company and determines the compensation and benefits of our executive officers, will administer our employee stock and benefit plans, if any, and reviews policies relating to the compensation and benefits of our employees. Our lack of an independent compensation committee presents the risk that an executive officer on the board may have influence over his or her personal compensation and may obtain benefits levels that may not be commensurate with our financial performance.

Limitations on director and officer liability and indemnification of our Company’s officers and directors by us may discourage shareholders from bringing a lawsuit against an officer or director.

Our Company’s Memorandum and Articles of Association provide that a director or officer shall not be personally liable to us or our shareholders for breach of fiduciary duty as a director or officer, except for acts or omissions which involve actual fraud or willful default. These provisions may discourage shareholders from bringing a lawsuit against a director or officer for breach of fiduciary duty and may reduce the likelihood of derivative litigation brought by shareholders on the Company’s behalf against a director or officer.

Our management has no experience managing a public company.

At the present time, none of our management or any person associated with the Company has experience in managing a public company. This may hinder our ability to establish effective controls and systems and comply with all applicable requirements associated with being a public company. If compliance problems result, these problems could have a material adverse effect on our business, financial condition or results of operations. As a public company, we will incur significant legal, accounting and other expenses that we did not incur as a private company. Our management and other personnel will need to devote a substantial amount of time to our new compliance requirements. Moreover, these requirements will increase our legal, accounting and financial compliance costs and will make some activities more time-consuming and costly. These requirements could also make it more difficult for us to attract and retain qualified persons to serve on our board of directors, our board committees or as executive officers.

Hainan ZKGC may have difficulty establishing adequate management, legal and financial controls in the PRC.

Hainan ZKGC may have difficulty in hiring and retaining a sufficient number of qualified employees to perform financial management services in the PRC. As a result of these factors, we may experience difficulty in establishing management, legal and financial controls, collecting financial data and preparing financial statements, books of account and corporate records and instituting business practices that meet western standards. Therefore, we may, in turn, experience difficulties in implementing and maintaining adequate internal controls as will be required under Section 404 of the Sarbanes Oxley Act of 2002.

ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the Cayman Islands as an exempted company with limited liability in order to enjoy the following benefits:

●	political and economic stability;

●	an effective judicial system;

●	a favorable tax system;

●	the absence of foreign exchange control or currency restrictions; and

●	the availability of professional and support services.

However, certain disadvantages accompany incorporation in the Cayman Islands. These disadvantages include, but are not limited to, the following:

●	the Cayman Islands has a less developed body of securities laws as compared to the United States, and these securities laws provide significantly less protection to investors; and

●	Cayman Islands companies and their shareholders may not have standing to sue in the federal courts of the United States.

Currently, substantially all of our operations are conducted outside the United States, and substantially all of our assets are located outside the United States. Substantially or all of our officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for a shareholder to effect service of process within the United States upon these persons, or to enforce against us or them judgments obtained in United States courts, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States.

We have appointed CCS Global Solutions, Inc., located at 99 Washington Avenue, Suite 805A, Albany, NY 12210, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Ogier, our counsel as to Cayman Islands law, has advised us that there is uncertainty as to whether the courts of the Cayman Islands would:

●	recognize or enforce judgments of U.S. courts obtained against us or our directors or officers predicated upon the civil liability provisions of securities laws of the United States or any state in the United States; or

●	entertain original actions brought against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

Ogier has informed us that it is uncertain whether the courts of the Cayman Islands will allow shareholders of our company to originate actions in the Cayman Islands based upon securities laws of the United States. In addition, there is uncertainty with regard to Cayman Islands law related to whether a judgment obtained from the U.S. courts under civil liability provisions of U.S. securities laws will be determined by the courts of the Cayman Islands as penal or punitive in nature. If such a determination is made, the courts of the Cayman Islands will not recognize or enforce the judgment against a Cayman Islands company, such as our company. As the courts of the Cayman Islands have yet to rule on making such a determination in relation to judgments obtained from U.S. courts under civil liability provisions of U.S. securities laws, it is uncertain whether such judgments would be enforceable in the Cayman Islands. Ogier has further advised us that although there is no statutory enforcement in the Cayman Islands of judgments obtained in the United States, the courts of the Cayman Islands will recognize and enforce a foreign judgement, without any re-examination or re-litigation of matters adjudicated upon, provided such judgment:

(a)	is given by a foreign court of competent jurisdiction;

(b)	imposes on the judgment debtor a liability to pay a liquidated sum for which the judgment has been given;

(c)	is final;

(d)	is not in respect of taxes, a fine or a penalty;

(e)	was not obtained by fraud; and

(f)	is not of a kind the enforcement of which is contrary to natural justice or the public policy of the Cayman Islands.

As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

OUR CORPORATE STRUCTURE

Our Chairman, Liao Jinqi, organized Hainan ZKGC on August 11, 2020 and Network ZKGY on September 28, 2020 to carry out the business plan he developed.

After deciding that a listing in the U.S. would best serve our capital requirements, we organized ZKGC Cayman on May 31, 2021 and subsequently organized ZKGC International and Zhongke WFOE later in 2021 in order to achieve the optimal corporate structure for securities listing and tax purposes. As of October 18, 2021, the Company had been organized by ZKGC Cayman’s acquisition of ZKGC International and ZKGC International’s acquisition of Zhongke WFOE, and the Company’s business had been organized by Zhongke WFOE’s acquisition of contractual control over the operations of Hainan ZKGC and its subsidiary, Network ZKGY.

The following diagram illustrates our corporate and operating structure:

Contractual Arrangements

Due in part to limitations under PRC law on foreign investment in value-added telecommunications services, we conduct substantially all of our operations in China through contractual arrangements with Hainan ZKGC and Network ZKGY, our consolidated variable interest entities, and their shareholders. We do not hold any equity interest in either Hainan ZKGC or its subsidiary, Network ZKGY. We depend on Hainan ZKGC and Network ZKGY to operate substantially all of our business. We have entered into contractual arrangements with Hainan ZKGC and its shareholder, which enable us to:

●	direct the activities of Hainan ZKGC and Network ZKGY that most significantly impact their economic performance;

●	absorb losses and receive benefits from Hainan ZKGC’s and Network ZKGY’s operations; and

●	have an exclusive option to purchase, to the extent permitted by applicable PRC law, all of the equity interests in Hainan ZKGC.

Set forth below is a summary of those contractual arrangements. This summary is qualified in its entirety by reference to the relevant agreements, which have been filed as exhibits to the registration statement on Form F-1 that contains this prospectus.

Exclusive Business Cooperation Agreement

Under the Exclusive Business Consulting Agreement between Zhongke WFOE and Hainan ZKGC, Zhongke WFOE has the exclusive right to provide to Hainan ZKGC marketing, management, consulting and other services related to its business operations. Most significantly, Zhongke WFOE will license to Hainan ZKGC intellectual property relating to the operation of Charging Stations and will provide Hainan ZKGC consulting services and technical support regarding the development, marketing and installation of Charging Stations. Zhongke WFOE will also provide the software development services required for Zhongke WFOE to expand its client base.

In compensation for the services and licenses provided by Zhongke WFOE, Hainan ZKGC will pay Zhongke WFOE a quarterly fee equal net income of Zhongke WFOE for the preceding quarter less any losses carried forward from prior quarters. The Exclusive Business Consulting Agreement will remain in effect until terminated by the parties.

Equity Interest Pledge Agreement

Liao Jinqi, who owns all of the registered equity in Hainan ZKGC, has entered into an Equity Interest Pledge Agreement with Zhongke WFOE. Pursuant to this agreement, Mr. Jinqi pledged all of his equity interest in Hainan ZKGC, including the right to receive dividends, to Zhongke WFOE to secure the performance of Hainan ZKGC’s obligations under the Exclusive Business Consulting Agreement described above. If Hainan ZKGC breaches relevant contractual obligations under this agreement, Zhongke WFOE, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. Mr. Jinqi has agreed not to transfer or create any new encumbrance on his equity interests without the prior written consent of Zhongke WFOE. The Equity Interest Pledge Agreement shall terminate when Hainan ZKGC has fully performed its obligations under the Exclusive Business Consulting Agreement.

Exclusive Option Agreement

Under the Exclusive Option Agreement among Zhongke WFOE, Hainan ZKGC and Liao Jinqi, Mr. Jinqi irrevocably granted Zhongke WFOE or its designated person(s) an exclusive option to purchase, when and to the extent permitted under PRC law, all or part of his equity interest in Hainan ZKGC. The purchase price for the equity interest in Hainan ZKGC shall be determined through consultation according to the appraisal value approved by the relevant authorities and shall be the minimum amount permissible under PRC law. The Exclusive Option Agreement will be valid until all of the equity interest in Hainan ZKGC has been transferred to Zhongke WFOE. The Exclusive Option Agreement provides, among other things, that without Zhongke WFOE’s prior written consent:

●	Liao Jinqi may not transfer, encumber, grant a security interest in, or otherwise dispose of any equity interest in Hainan ZKGC, except as provided in the Exclusive Option Agreement;

●	Hainan ZKGC may not (i) sell, transfer, grant security interest in or otherwise dispose of any assets, business, revenue or interest, (ii) enter into any material contract except for those incurred in the ordinary course of business, or (iii) incur any liabilities (except for those incurred in the ordinary course of business) or extend loans or credit facilities to any third party;

●	Hainan ZKGC may not declare or pay any dividends and its shareholder must remit in full any funds received from Hainan ZKGC to Zhongke WFOE; and

●	Hainan ZKGC may not merge with or acquire any third parties, or make investment in any third parties.

Power of Attorney

Liao Jinqi has executed a power of attorney appointing Zhongke WFOE to be his attorney and irrevocably authorizing it to vote on his behalf on all of the matters of Hainan ZKGC that require shareholders’ approval. The power of attorney is effective so long as the grantor is a shareholder of Hainan ZKGC.

Cash Flow

The Exclusive Business Cooperation Agreement between Zhongke WFOE and Hainan ZKGC provides that on a quarterly basis Hainan ZKGC will pay to Zhongke WFOE a fee equal to the net income of Hainan ZKGC for the preceding quarter. However, the same agreement also says that the quarterly fee payable may be reduced to assure that Hainan ZKGC has sufficient capital to implement its business plan. In reliance on that latter provision, Hainan ZKGC has, to date, paid nothing to Zhongke WFOE, as it requires all of its cash resources to launch its business operations.

The business plan of Hainan ZKGC contemplates that it will pursue rapid growth during the next several years, as the installation of EV charging stations throughout China proceeds apace and Hainan ZKGC attempts to secure a competitive position sufficient to enable it to operate profitably. For that reason, we anticipate that the net income generated by the operations of Hainan ZKGC will be needed to fund that expansion during the foreseeable future. Payments of the fee mandated by the Exclusive Business Cooperation Agreement are, therefore, unlikely to occur during the next several years, as the fee obligation will be accrued as a debt from Hainan ZKGC to Zhongke WFOE.

MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION

AND RESULTS OF OPERATION

The following management’s discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview; VIE Relationship

ZKGC Cayman is a holding company incorporated in the Cayman Islands on May 31, 2021 under the laws of the Cayman Islands. ZKGC has no substantive operations other than holding all of the outstanding share capital of ZKGC International which was established under the laws of Hong Kong on September 9, 2021. ZKGC International is a holding company holding all of the outstanding equity of Zhongke WFOE, which is a wholly foreign-owned enterprise (“WFOE”) that was incorporated in China on October 12, 2021.

The Company (i.e. ZKGC Cayman and its subsidiaries collectively) carries on business through a contractual relationship between Zhongke WFOE and Hainan ZKGC. Hainan ZKGC was incorporated in the PRC on August 11, 2020 and its subsidiary, Network ZKGY, was incorporated in the PRC on September 28, 2020. Zhongke WFOE and Hainan ZKGC are parties to an Exclusive Business Cooperation Agreement dated October 18, 2021 that requires Zhongke WFOE to provide intellectual property for use by Hainan ZKGC and also to provide Hainan ZKGC and Network ZKGY managerial and technical assistance in carrying on their business. In exchange for the IP licenses and the consulting services provided, Hainan ZKGC is required to pay to Zhongke WFOE all of its net income. Because the terms of the Exclusive Business Cooperation Agreement make Zhongke WFOE the entity that enjoys the financial benefits and risks of the business operations carried on by Hainan ZKGC, accounting principles generally accepted in the United States deem Hainan ZKGC to be a variable interest entity (“VIE”) with respect to Zhongke WFOE. As a VIE, the balance sheet and financial results of Hainan ZKGC are consolidated with those of Zhongke WFOE in the consolidated financial statements of the Company.

In the discussion that follows, the operating results that are presented are primarily the operating results of Hainan ZKGC, even though Hainan ZKGC is not owned, directly or indirectly, by the Company. Moreover, the assets and liabilities presented on the Company’s balance sheet in this prospectus are almost entirely assets and liabilities of Hainan ZKGC. Neither ZKGC or its subsidiary owns any material amount of assets, nor do they have any material amount of liabilities. Therefore the value of the Ordinary Shares issued by ZKGC Cayman is not related to assets that would be distributed to the holders of the Ordinary Shares in the event the Company were liquidated. Instead, the equity value of the Ordinary Shares issued by ZKGC Cayman depends entirely on the extent to which Hainan ZKGC complies with the Exclusive Business Cooperation Agreement or the extent to which, absent such compliance, Zhongke WFOE is able to enforce its rights under the Exclusive Business Cooperation Agreement or the other VIE Agreements. The ability of Zhongke WFOE to enforce the VIE Agreements in the Chinese courts that would have jurisdiction over that dispute is unknown, and represents a significant risk factor relative to an investment in the Ordinary Shares.

Results of Operations

Revenue and Gross Profit

Hainan ZKGC generates revenue from three different sources:

●	charging service revenue from charging stations that it owns, independently or jointly;

●	sales revenue from selling ready-to-use charging stations; and

●	other revenue from charging stations that it does not own, but for which it provides network services. Revenue from these charging stations is recorded on the gross method, with revenue earned by the station included in Company revenue.

Total revenues for the period from August 11, 2020 (inception) through May 31, 2021 were $320,012. The revenue on transactions subject to value-added taxation (VAT) is recorded net of the applicable VAT. Hainan ZKGC currently pays a VAT of only 3% because it is classified as a small-scale taxpayer. When Hainan ZKGC achieves annual sales of 5,000,000 RMB (US$785,000), its value-added tax rate will increase to 13%.

The allocation of this revenue among the three sources of revenue was:

●	Hainan ZKGC- owned charging stations:	$65,982
●	Sales of charging stations:	177,280
●	Network service:	76,750
		$320,012

The principal components of the direct costs that Hainan ZKGC incurs from production of revenue vary from one revenue source to the next:

	Revenue Source	Principal Costs
●	Hainan ZKGC- owned charging stations:	electricity, revenue share with Property Partners, site usage fees, depreciation
●	Sales of charging stations:	cost of stations, value-added tax
●	Network service:	revenue share to station owner, costs of station operation, amortization of software cost

During the period from August 11, 2020 (inception) to May 31, 2021, Hainan ZKGC’s revenue and cost of revenue by revenue source were:

	Owned Stations	Sales of Stations	Network Service	Total
Revenue	$65,982	$177,280	$76,250	$320,012
Cost of Revenue	61,704	130,787	72,978	265,469
Gross Profit	$4,278	$46,493	$3,772	$54,543

The profit margin realized by Hainan ZKGC for the first 10 months of its operations is not necessarily predictive of future profitability. Among the more significant factors that may cause Hainan ZKGC’s profit margin to vary from period to period are:

●	the unit price of electricity may vary from time to time;

●	the site usage fees paid by Hainan ZKGC and the revenue share payments to its Property Partners are determined in proportion to the revenue generated by individual charging stations, which is a function of usage of each particular station;

●	the cost incurred by Hainan ZKGC in securing the charging stations that it distributes vary among stations based on the types of charging stations and the parts used in manufacturing them.

Operating Expenses; Loss from Operations

Selling and marketing expenses were $4,820 for the period from August 11, 2020 (inception) through May 31, 2021. This represented primarily advertising and business promotion expenses.

General and administrative expenses during the same period totaled $57,275. The primary components of general and administrative expense were payroll expense of $17,754, rent expense of $6,489 and depreciation and amortization costs of $7,106. The other $25,926 was comprised of utility expenses, rent expenses, insurance, business entertainment and miscellaneous office expenses.

Operating expenses exceeded gross income by $7,552, representing the loss from operations for the period from inception to May 31, 2021.

Hainan ZKGC anticipates that its operating expenses will increase significantly as it expands its operations. The challenge to administrators will be to maintain a healthy relationship between gross income and operating expenses.

Net Income; Comprehensive Income

Total other income (expense) was $59,122 for the period from August 11, 2020 (inception) through May 31, 2021. The greater portion of that sum, $59,773, was the gain realized on the sale of a charging station that Hainan ZKGC had operated for a brief period of time.

The Corporate Income Tax rate in the PRC is 25%. In addition, Hainan ZKGC pays to Hainan Province an urban construction tax with an effective rate of 3.5%, and education surcharge with an effective rate of 1.5% and a local education surcharge with an effective rate of 1%. When Hainan ZKGC achieves annual sales of 5,000,000 RMB (US$785,000), the tax rate for the three local taxes will double. For the period ended May 31, 2021, Hainan ZKGC recorded an allowance for income taxes of $15,764.

After adjusting for other income and the provision for income taxes, net income for the period from inception to May 31, 2021 was $35,806. However, because Hainan ZKGC owns only 99% of the equity in Network ZKGY, U.S. GAAP directs us to record all of the revenue and expenses attributable to the operations of Network ZKGY, and then offset the portion of that entity’s net loss that is attributable to the 1% non-controlling interest in the entity. That adjustment resulted in an increase of $115 in the net income attributable to the Company.

Our reporting currency is the U.S. dollar. Our local currency, the Renminbi (RMB), is our functional currency. Results of operations and cash flow are translated at average exchange rates during the period being reported upon, and assets and liabilities are translated at the unified exchange rate quoted by Yahoo Finance on the balance sheet date. Translation adjustments resulting from this process are included in other comprehensive income (loss). For the period from August 11, 2020 (inception) to May 31, 2021, a foreign currency translation adjustment of $7,040 has been reported as other comprehensive income in the consolidated statement of operations and comprehensive income (loss).

Liquidity and Capital Resources

Implementation of the business plan of Hainan ZKGC will require substantial amounts of cash investment, primarily to fund the expansion of its fleet of charging stations. During the period from inception to May 31, 2021, Hainan ZKGC financed its initial growth almost exclusively from contributions to the capital of Hainan ZKGC by Liao Jinqi, our Chairman, who contributed $182,660 to capital during that period. That resource was supplemented, as needed, by short-term, non-interest-bearing loans from related parties: during the period from inception to May 31, 2021, we borrowed $36,150 in this fashion and repaid $25,755.

Going forward, we will have to develop external sources of investment capital in order to meet the goals for expansion set into the Hainan ZKGC business plan. To date, the only external financing that we have contributed to Hainan ZKGC was the proceeds of the private placement to the Selling Shareholders, which totaled approximately $60,000. These funds were paid into Hainan ZKGC as a non-interest-bearing loan from Zhongke WFOE. No amount of the loan has been repaid nor has Hainan ZKGC distributed any amount of its profits to Zhongke WFOE. We do not anticipate loan repayment or distributions by Hainan ZKGC to occur during the next several years, as we expect Hainan ZKGC to utilize all of its cash resources for purposes of expansion.

The following summarizes the key components of our cash flows for the period from August 11, 2020 (inception) through May 31, 2021:

Net cash provided by operating activities	$46,132
Net cash (used in) investing activities	(192,904)
Net cash provided by financing activities	238,505
Effect of exchange rate changes on cash	1,198
Net increase in cash	92,931
Cash, beginning	-
Cash, ending	$92,931

Operating Activities

Net cash provided by operating activities was $46,132. Hainan ZKGC achieved relative parity between its net income of $35,806 and its net cash used by growing its accounts receivable balance slightly ($34,507) faster than it grew its accounts payable balance. Parity is also assisted by our method of accounting for work in process, as we capitalize as Construction Costs relating to Uncompleted Contracts Hainan ZKGC’s expenditures on development of charging stations while recording as a liability (Deferred Revenue) a portion of the projected expenses determined by the projected schedule for each development project.

Investing Activities

Net cash used in investing activities was $192,904 of which $288,197 was used primarily to construct fully/partially owned charging stations and $86,507 was paid to a outsource software developer for writing Network ZKGY’s charging station software. These expenditures were partially offset when Hainan ZKGC sold a charging station after a short period of operations and realized $181,800 in cash proceeds.

Financing Activities

Net cash provided by financing activities was $238,505, of which $182,600 represented capital contributions, primarily by Liao Jinqi, which was supplemented by advances, net of repayments, totaling $10,395. Hainan ZKGC also had use of $45,450 that a potential customer deposited in anticipation of purchasing a charging station. The customer cancelled the order after May 31, 2021, and the deposit was recorded as a third party loan until it was repaid.

Working Capital

The Company's balance sheet at May 31, 2021 showed a working capital deficit of ($40,333). The primary reason for the deficit was our method of accounting for work in process. For each charging station that Hainan ZKGC begins to construct we estimate the time required for construction, then allocate the estimated cost of construction over the estimated time, and recognize as "Deferred Revenue" the growing liability for the estimated cost in proportion to the passage of estimated time. We also capitalize the expenses that Hainan ZKGC incurs with respect to the project as "Construction in Progress". At May 31, 2021 Hainan ZKGC had four charging stations under construction, and recorded $78,167 more as Deferred Revenue than as Construction Costs relating to Uncompleted Contracts, which determined that we would show a working capital deficit at that time.

We believe that Hainan ZKGC’s revenues and operations will continue to grow and that the profits it should realize on completion of the construction in progress should be sufficient to support its operations for the next year. Nevertheless, in order to be competitive, Hainan ZKGC must establish a significant position among providers of charging stations. To accomplish that position, we will need to secure investment capital, either debt or equity.

Off-Balance Sheet Arrangements

We have no off-balance sheet arrangements that are reasonably likely to have a material effect on the Company’s financial conditions, results of operations, liquidity, capital expenditures or capital resources.

Critical Accounting Policies and Estimates

Our financial statements and accompanying notes have been prepared in accordance with U.S. GAAP. The preparation of these financial statements and accompanying notes requires us to make estimates and judgments that affect the reported amounts of assets, liabilities, revenues and expenses, and related disclosure of contingent assets and liabilities. We base our estimates on historical experience and on various other assumptions that we believe to be reasonable under the circumstances, the results of which form the basis of making judgments about the carrying values of assets and liabilities that are not readily apparent from other sources.

In our preparation of the financial statements for the period ended May 31, 2021, there were two estimates made which were (a) subject to a high degree of uncertainty and (b) material to our results. This was:

●	Our estimate that the construction of each new charging station would require an average period of sixty days, which estimate we used to measure Deferred Revenue, as described in Note 2 to our Financial Statements. This estimate was uncertain because it was based on our experience in constructing charging stations, which may not bear upon future construction.

●	Our estimate that the useful life of our charging stations, for purposes of depreciation, is five years. The estimate is uncertain because it is based on our prior experience, which may not apply to charging stations currently being installed.

Recent Accounting Pronouncements

See Note 2 in the Notes to the Consolidated Financial Statements for a discussion of recently issued accounting standards.

JOBS Act

On April 5, 2012, the JOBS Act was signed into law. The JOBS Act contains provisions that, among other things, relax certain reporting requirements for qualifying public companies. We will qualify as an “emerging growth company” and under the JOBS Act will be allowed to comply with new or revised accounting pronouncements based on the effective date for private (not publicly traded) companies. We are electing to delay the adoption of new or revised accounting standards, and as a result, we may not comply with new or revised accounting standards on the relevant dates on which adoption of such standards is required for non-emerging growth companies. As a result, our financial statements may not be comparable to companies that comply with new or revised accounting pronouncements as of public company effective dates.

BUSINESS OF HAINAN ZKGC

VIE Relationship

As used in this prospectus, the term “Company” refers collectively to ZKGC Cayman, a holding company organized in the Cayman Islands, and its two wholly-owned subsidiaries: ZKGC International, a holding company organized in Hong Kong, and Zhongke WFOE, a wholly foreign-owned enterprise organized in the PRC. The “business” of the Company, as such, is to provide managerial and technical consulting services and intellectual property to Hainan ZKGC and its 99%-owned subsidiary, Network ZKGY, pursuant to the Exclusive Business Cooperation Agreement. At the present time, the services being provided are the services of Liao Jinqi, who is the principal executive officer of ZKGC Cayman, of Zhongke WFOE, and of Hainan ZKGC, and the intellectual property being provided is the know-how that Liao Jinqi acquired during his prior employment in the charging station industry.

The business that will be described in this section of the prospectus is business carried on by Hainan ZKGC and Network ZKGY. The Company has no direct control over that business, as it does not own either Hainan ZKGC or Network ZKGY. The Company’s control over the business is limited to the contractual covenants contained in the Exclusive Business Cooperation Agreement and the other VIE Agreements among Zhongke WFOE, Hainan ZKGC, and Liao Jinqi in his role as owner of the equity in Hainan ZKGC. Although Chinese companies for almost two decades have been using similar VIE arrangements to facilitate offshore investment in industries in which Chinese law does not permit offshore ownership, there is still no governing legal policy as to whether the VIE agreements are enforceable in Chinese courts. For that and other reasons described in the “Risk Factors” section of this prospectus, investment in an entity whose equity value depends on VIE arrangements is less advantageous to the investor than investment in an entity that has legal ownership of the assets on which the business of the entity depends.

The Business of Hainan ZKGC

Hainan ZKGC was organized under the law of the PRC on August 11, 2020; its 99%-owned subsidiary, Network ZKGY, was organized under PRC law on September 28, 2020. Together they are engaged in the business of constructing and operating charging stations for electric vehicles (“EV”). All of the charging stations installed by Hainan ZKGC are linked to a software platform provided by Network ZKGY under the tradename “Charging Cloud SaaS Platform” (the “SaaS Platform”), which enables the parties responsible for each charging station to monitor and manage the charging stations.

Hainan ZKGC distributes its charging stations in three ownership classes:

●	ZKGC-Owned. These stations are installed on leased property by Hainan ZKGC, which retains ownership of the charging station, pays the maintenance costs, and manages the station through the SaaS Platform;

●	Joint Ownership. These stations are jointly-owned by Hainan ZKGC and a “Property Partner”. The Property Partner pays a portion of the installation fee, shares the cost of maintaining the station with Hainan ZKGC and is charged a portion of the standard fee for use of the SaaS Platform. Hainan ZKGC manages the charging station, and shares net revenues with the Property Partner.

●	Independent Ownership. Hainan ZKGC sells full ownership of these charging stations to the Property Partners, who pays Hainan ZKGC the cost of the installation and is responsible for the costs of maintaining the station. Hainan ZKGC enters into an ongoing contract with each Property Partner in an Independent Ownership situation, pursuant to which Hainan ZKGC consults with the Property Partner regarding operation of the station, provides payment processing services, and provides use of the SaaS Platform. In some cases, Hainan ZKGC also provides maintenance services.

The offices of Hainan ZKGC are located in Haikou City, which is the capital city of Hainan Province. Located in the southeast area of the PRC, off the coast of Guangdong, Hainan Province is the smallest province in the PRC and is comprised of Hainan Island, the largest island in the PRC, and two hundred much smaller islands. The population of Hainan, officially known as Hainan Dao, recently passed 10 million persons. High speed railroads, highways and ferry service connect Hainan Province to the mainland, making it relatively easy to secure supplies. The price of electricity in Hainan is approximately equal to the mainland price.

To date, Hainan ZKGC has installed charging stations exclusively in the 18 cities and counties of Hainan Province. Its business plan is to rapidly grow into a dominant provider of charging stations in Hainan Province, and then, during 2022, expand its operations onto the mainland, and develop a market presence in southeast China.

The Charging Station Industry in China

In recent decades, China’s rapid economic growth has enabled more and more consumers to buy their own cars. The result has been the creation of the largest automotive market in the world—but also serious urban air pollution, high greenhouse gas emissions, and growing dependence on oil imports. To counteract those troubling trends, the Chinese government has imposed policies to encourage the adoption of plug-in electric vehicles (EVs). Since buying an EV costs more than buying a conventional internal combustion engine vehicle, in 2009 the government began to provide generous subsidies for EV purchases. As a result, China became the world’s largest market for EV’s, accounting for approximately 50% of global sales. In 2020 1.1 million EVs were produced and sold in China. The central government’s “New Energy Vehicle Industry Development Plan (2021 - 2035) predicts that sales of new energy vehicles will account for 20% of car sales in China in 2025.

As the number of EV purchases grew, paying for the subsidies became extremely costly for the government. As a result, beginning in 2020, China’s government began to phase out the subsidies and instead rely on a mandate imposed on car manufacturers. The mandate requires that a certain percent of all vehicles sold by a manufacturer each year must be battery-powered. To avoid financial penalties, every year manufacturers must earn a stipulated number of points, which are awarded for each EV produced based on a complex formula that takes into account range, energy efficiency, performance, and more. The requirements get tougher over time, with a goal of having EVs make up 40% of all car sales in China by 2030.

The mandate on vehicle manufacturers to produce EVs is supplemented by a number of Chinese government policies:

●	Tax exemptions. The Chinese government exempts electric vehicles from consumption and sales taxes, which can save purchasers tens of thousands of RMB (equivalent to thousands of dollars). It also waives 50% of vehicle registration fees for electric vehicles.

●	Procurement. The Chinese government also uses its procurement power to promote electric vehicles. A May 2016 order required that half of new vehicles purchased by China’s central government be new energy vehicles within five years.

●	New auto factory requirements. Chinese regulations strongly discourage the construction of factories for manufacturing internal combustion engine vehicles only. Subject to exceptions that are difficult to satisfy, any new vehicle factory is required to include capacity for the construction of electric vehicles.

Since EVs will be useless without charging stations, the Chinese central government has promoted the development of EV charging infrastructure as a matter of national policy. As the central government has withdrawn subsidies for purchase of EVs, it has redirected a significant portion of those funds to support the development of EV infrastructure, primarily charging stations. In November 2020, the General Office of the State Council promulgated its “Development Plan of the New Energy Vehicle Industry (2021 - 2035), in which it mandated financial support for the construction of charging stations and proposed preferential policies with respect to allocation of space in parking lots to charging stations. China State Grid and China Southern Grid, China’s two state-owned electric utilities, both have programs to promote the development of electric vehicle charging infrastructure.

Hainan Province has also been aggressive in support of EVs and EV infrastructure. Currently, residents of Hainan are restricted in their purchases of fossil fuel vehicles by a lottery system, while there is no restriction on purchase of clean energy vehicles. Rather the Province subsidizes certain purchases of EVs, and encourages insurance companies to provide preferential premiums for EVs. Moving forward, Hainan Province has mandated that sales of internal combustion engine vehicles will be banned in Hainan Province after 2030. In February 2021, the Hainan Provincial People’s Government published its “2021 Action Plan for Promotion of Clean Energy Vehicles in Hainan Province” in which it directed the construction of 10,000 charging stations in Hainan Province to insure that the ratio of pure electric vehicles to charging stations will be below 2.5:1 by the end of 2021.The Action Plan also mandated that 80% of the Province’s highway service areas include EV charging capacity, and provided for reduced parking fees while charging.

Hainan ZKGC Charging Stations

To take advantage of the market demand being instigated by the central and provincial governments, Liao Jinqi established Hainan ZKGC to be a full service provider and maintainer of EV charging stations. Having supervised the construction and installation of charging stations in his prior employment, Mr. Jinqi was able to choose components from a variety of manufacturers that would work efficiently together. Each charging station component that Hainan ZKGC uses has readily-available alternative sources. Hainan ZKGC also outsources the job of installing the heavy duty transformer to a number of contractors, each of which is replaceable. Electricity is purchased from China Southern Power Grid, one of the largest utilities in southern China.

To date, Hainan ZKGC has marketed its stations primarily by word of mouth, as well as by locating stations with its identifiers in public areas. A purchaser interested in joint ownership executes an Investment Cooperation Contract of Intelligent Charging Station, which is usually a fifteen year contract that specifies the amount each party will invest in the installation, the percentage profit share allocated to each party, and the relative responsibilities for management of the station. If the purchaser prefers independent ownership of the station, he will sign a different form of Investment Cooperation Contract of Intelligent Charging Station, in this case providing for a ten year agreement, with Hainan ZKGC providing certain specified maintenance services and receiving a profit participation of, usually, 10%. In each case, the owner of the property on which the station will be located, if different from the purchaser, may be a third party with a smaller profit participation.

Installation of a charging station in Hainan requires the specific approval of the Hainan Provincial Development and Reform Commission. If the location is being newly developed, the application must comply with relevant construction application procedures. Others, such as construction in existing parking lots, require application to the Development and Reform Commission only. The Commission’s agents review each completed installation for compliance with local construction, electric and industrial standards, and only upon satisfactory review is the charging station connected to the electric grid.

Hainan ZKGC installed its first charging stations in December 2020: five were ZKGC-owned; five Joint-Owned, and eight independently owned. Those 18 stations served as the Beta test for Hainan ZKGC’s business plan, while Hainan ZKGB initiated operations at scale. The next installations, eight independently owned, were completed in May 2021. Since that time, the schedule of installations has been:

	ZKGC-owned	Joint-Owned	Independent	Total YTD
June ’21	7	-	10	43
July ’21	-	-	10	53
Aug. ’21	-	2	10	65
Sept. ’21	-	-	19	84
Oct. ’21	-	6	18	108

Hainan ZKGC anticipates that at year-end 2021 it will have 162 charging stations operating in 26 locations, of which 38 will be owned or partially owned by Hainan ZKGC and the remainder will be independently owned but managed in whole or in part by Hainan ZKGC.

SaaS Platform

Each charging station sold or operated by Hainan ZKGC is linked to the SaaS Platform owned by Network ZKGY, which is part of the services provided by Hainan ZKGC under the Investment Cooperation Contracts. The SaaS Platform is being developed for Network ZKGY by Guangdong Liufutian Network Technology Co., Ltd. under a contract that calls for three stages of development plus ongoing maintenance services by the developer. The first two stages, which were necessary for functionality, have been completed. The third stage, which will allow data sharing and analysis among the charging stations tied to the network, is in development.

Network ZKGY has registered the copyright on six packages comprising the SaaS Platform. In brief, the functions of each package involve:

●	Package One: Provides site revenue analysis, site equipment status, maintenance status, as well as a function to allow the manager to adopt pricing changes and operational strategies.

●	Package Two: Provides vehicle for inputting the terms of the profit share, which facilitates automatic cash settlement among the owners and Hainan ZKGC.

●	Package Three: Provides procurement services, including intelligent charging as well as purchases of equipment and spare parts as needed. Data analysis included in the Platform allows automatic adjustment to market demands.

●	Package Four: Provides data to customers using the Zhongke Fast Charging app, including station location, prices, location map, payment processing, and other facilities useful to customers.

●	Package Five: Provides usage and billing data on a per customer or per group basis.

●	Package Six: Facilitates remote monitoring and remote maintenance of the charging station.

With the proliferation of charging stations, the facility of the SaaS Platform to allow the charging station owner/manager to remotely and promptly adjust pricing to changes in the market is crucial to maintaining a competitive advantage. Electricity prices in China are generally fixed by formulas developed by local government. The Hainan Development and Reform Commission, for example, divides each day into three eight hour segments: peak, normal and valley. Electricity is priced differently in each segment. The ability of station managers to adjust to changes in prices for specific segments is very useful to maintaining profits and competitive status.

Competition

The charging station industry in China and in Hainan Province is heavily populated, as the industry has relatively low barriers to entry. The principal competitors are Qindao TGood EVC Co., Ltd., which operates more than 350,000 charging stations in the PRC, and Jiangsu Wanbang Charge Equipment Co., Ltd., which operates more than 600,000 charging stations in the PRC.

Hainan ZKGC believes it can achieve and maintain a substantial competitive positions by reason of the quality of its product, the utility of its SaaS Platform, and the skill of Liao Jinqu at site assessment.

Intellectual Property

Hainan ZKGC has made six copyright registrations with the government of the PRC, one for each package included in the SaaS Platform.

Hainan ZKGC has also registered a “trademark name” consisting of a graphic incorporating its corporate name, and the application was accepted by the China National Intellectual Property Administration.

Property

Within Haikou City, Hainan ZKGC leases three dormitory rooms for its employees and one location for its executive offices. The leases terminate in 2023. The aggregate annual rental fee is $17,000. Management believes that the facilities are adequate for present operations. However, as Hainan ZKGC grows, additional facilities will be required.

Employees

Our Company has no employees. Our VIE affiliates currently employ ten individuals: seven are employed by Hainan ZKGC and three are employed by ZKGY Network. Four of their employees perform administrative functions, three perform construction and engineering functions, two are technicians, and one is dedicated to marketing. None of their employees are represented by a labor union or similar collective bargaining organization.

COVID-19

The COVID-19 pandemic had a significant adverse effect on the business climate in the PRC. Hainan Province, however, perhaps by reason of its isolation as an island, was relatively unaffected, with only 190 COVID cases reported.

The business of Hainan ZKGC was also not significantly affected by the COVID-19 pandemic. Its charging stations are self-serving and placed at safe distances from each other; so customers felt safe in charging their vehicles.

There are still hot spots of COVID-19 in the PRC. If a significant number of infections are reported in Hainan in the future, the government will likely impose quarantine measures. To the extent that a quarantine reduced traffic in Hainan, the business of Hainan ZKGC would be adversely affected.

MANAGEMENT

Directors and Senior Management

ZKGC Cayman

The sole director and senior manager of ZKGC Cayman is identified in the following table.

Name	Age	Position/Title
Liao Jinqi	48	Director; Chairman

Liao Jinqi is the founder of our company and has been our chairman and chief executive officer since our inception. Mr. Liao has many years of experience in the construction and management of charging stations, and is skilled in assessing the feasibility of a charging station location. Prior to organizing Hainan ZKGC in 2020, Mr. Jinqi was for one year employed as General Manager of Guangdong Jiangmen Gongchuang New Energy Automobile Co., Ltd., for two years employed as Supervisor by Guangdong Gongchuang Pure Electric Vehicle Charging Service Co., Ltd., and for three years employed as Chairman by Guangdong Gongchuang New Energy Automobile Co., Ltd., each of which companies was involved in the construction and operation of charging stations. Previously, Mr. Jinqi had been for three years employed as General Manager by Guangdong Century Hongyan Decoration Engineering Co., Ltd. and for two years employed as General Manager by Maoming City Tianxi Art General Store, each of which provided interior decoration services.

Hainan ZKGC

The directors and senior managers of Hainan ZKGC are identified in the following table.

Name	Age	Position/Title
Liao Jinqi	48	Executive Director; General Manager
Chunai Liu	47	Accounting Manager

Liao Jinqi, See above.

Chunai Liu has been employed as Accounting Manager by Hainan ZKGC since January 2021. In that position, Ms. Liu is responsible for bookkeeping, financial reporting, and the daily financial operations of Hainan ZKGC. Prior to joining Hainan ZKGC, Ms. Liu was employed for ten years as Gas Station Manager by the Shanxi Linken Branch of Sinopec Chemical Commercial Holding Company Limited. In that position, Ms. Liu was responsible for the daily operations of her Branch’s stations, including sales, storage, accounting and human resources management. in 1997, Ms. Liu was awarded a Bachelor’s degree with a concentration in Accounting by Shanxi University of Finance and Economics.

Compensation of Directors and Managers

ZKGC Cayman does not compensate Liao Jinqi for his services as its sole director and manager.

Hainan ZKGC pays Liao Jinqi a salary of 5,000 RMB (US$784) per month for his services as director and General Manager. This amount consists only of cash and does not include any share-based compensation or benefits in kind.

Each of our directors and officers is entitled to reimbursement for all necessary and reasonable expenses properly incurred in the course of employment or service. We do not pay or set aside any amounts for pension, retirement or other benefits for our directors and managers, except our contributions on behalf of our managers located in China to a government-mandated multi-employer defined contribution plan.

Employment Agreements

Hainan ZKGC is party to a Labor Contract with Liao Jinqi dated August 11, 2020, which provides for Mr. Jinqi’s employment for a term ending August 10, 2023. The Contract designates Mr. Jinqi Executive Director and General Manager for Hainan ZKGC. The Labor Contract provides for a monthly salary of 5,000 RMB (US$784).

Hainan ZKGC is party to a Labor Contract with Chunai Liu dated January 13, 2021, which provides for Ms. Liu’s employment for a term ending January 14, 2023. The Contract designates Ms. Liu Manager of the Financial Department of Hainan ZKGC. The Labor Contract provides for a monthly salary of 3,000 RMB (US$470).

Duties of Members of the Board of Directors

Unlike directors of U.S. corporations, which perform a role that is supervisory and policy-making, under Cayman Islands law, our board of directors has the powers necessary for managing, as well as for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our company and mortgaging the property of our company; and

●	approving the transfer of shares in our company, including the registration of such shares in our share register.

Under Cayman Islands law, directors owe the following fiduciary duties:

i.	duty to act in good faith in what the director believes to be in the best interests of the company as a whole;

ii.	duty to exercise powers for the purposes for which those powers were conferred and not for a collateral purpose;

iii.	duty to leave unfettered the exercise of future discretion;

iv.	duty to avoid a conflict between their duty to the company and their personal interests; and

v.	duty to exercise independent judgment.

In addition to the above, directors also owe a duty to act with skill, care and diligence. This duty has been defined as a requirement to act as a reasonably diligent person having both the general knowledge, skill and experience that may reasonably be expected of a person carrying out the same functions as are carried out by that director in relation to the company and the general knowledge, skill and experience which that director has. As set out above, directors have a duty not to put themselves in a position of conflict and this includes a duty not to engage in self-dealing, or to otherwise benefit as a result of their position. However, in some instances what would otherwise be a breach of this duty can be forgiven and/or authorized in advance by the shareholders, provided that there is full disclosure by the directors. This can be done by way of permission granted in the Memorandum and Articles of Association or alternatively by shareholder approval at a general meetings.

PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares by each person known by us to beneficially own more than 5% of our Ordinary Shares; each of our named executive officers; each of our directors; and all of our executive officers and directors as a group.

We have determined beneficial ownership in accordance with the rules of the Securities and Exchange Commission. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the persons or entities identified in this table have sole voting and investment power with respect to all shares shown as beneficially owned by them, subject to applicable community property laws.

The percentage ownership information shown in the table below is calculated based on 13,000,000 of our Ordinary Shares issued and outstanding. We do not have any outstanding options, warrants or other securities exercisable for or convertible into our Ordinary Shares.

Beneficial Owner	Amount and Nature of Beneficial Ownership(1)		Percentage of Class
Liao Jinqi	5,100,000	(2)	39.2%
All officers and directors as a group (1 person)	5,100,000		39.2%
Wanqi International Investment Co., Ltd.(3)	4,900,000		37.7%

(1)	Ownership is of record and beneficial, unless otherwise indicated.

(2)	Represents shares owned of record by G&C International Investment Co., Ltd. of which Mr. Jinqi is the sole owner.

(3)	Zhong Zhuowei has voting and dispositional control over the shares owned of record by Wanqi International Investment Co., Ltd.

We are not aware of any contract or other arrangement the operation of which may at a subsequent date result in a change in control of our Company.

Other than the shares covered by the registration statement of which this prospectus is a part, we have not registered any shares for sale by security holders under the Securities Act. None of our shareholders are entitled to registration rights.

RELATED PARTY TRANSACTIONS

There has been no transaction since the organization of ZKGC Cayman nor any currently proposed transaction, in which a related party had or has a material interest, in which the amount involved exceeded the lesser of $120,000 or one percent of our average total assets at the end of the two most recent fiscal years.

SELLING SHAREHOLDERS

This prospectus covers offers and sales of up to 3,000,000 of our Ordinary Shares, which may be offered from time to time by the selling shareholders identified in this prospectus. Each of the selling shareholders purchased the shares offered in this prospectus from the Company during November 2021 for a price of 0.13 RMB (US$0.02) per share

The table below identifies each selling shareholder and shows the number of Ordinary Shares beneficially owned by the selling shareholder before and after this offering, and the numbers of shares offered for resale by the selling shareholder. Our registration of these shares does not necessarily mean that each such selling shareholder will sell all or any of its Ordinary Shares. For purposes of preparing the table below, we assume that all shares covered by this prospectus will be sold by each such selling shareholder and that no additional Ordinary Shares will be bought or sold by the selling shareholder.

The following table sets forth the name of each selling shareholder, and, if applicable, the nature of any position, office, or other material relationship which the selling shareholder has had, within the past three years, with us or with any of our predecessors or affiliates, the amount of Ordinary Shares beneficially owned by such shareholder before the offering, the amount being offered for the shareholder’s account, and the amount to be owned by such shareholder after completion of the offering.

Name of Selling Shareholder and Position, Office or Material	Ordinary Shares owned by the Selling		Percent beneficially owned before	Total Shares to be Registered Pursuant to this	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding
Relationship with the Company	Shareholder		Offering	Offering	Shares	% of Class
Zhuowei Zhong	5,034,000	(1)	38.7%	134,000	4,900,000	37.7
Muxian Hu	52,000		<1%	52,000	0	0
Rongli Zheng	48,000		<1%	48,000	0	0
Shanming Huang	4,000		<1%	4,000	0	0
Peifen Wu	8,000		<1%	8,000	0	0
Lipeng Huang	40,000		<1%	40,000	0	0
Shaoru Han	40,000		<1%	40,000	0	0
Guosheng Liu	40,000		<1%	40,000	0	0
Yuling Lu	40,000		<1%	40,000	0	0
Chubiao Ning	4,000		<1%	4,000	0	0
Ruojin Zheng	4,000		<1%	4,000	0	0
Haiqun Zhang	4,000		<1%	4,000	0	0
Heng Man Leong	4,000		<1%	4,000	0	0
Tou Mui Ku	8,000		<1%	8,000	0	0
Xingjiu Liu	40,000		<1%	40,000	0	0
Ping Zhang	40,000		<1%	40,000	0	0
Lihua Chen	40,000		<1%	40,000	0	0
Haiping Xu	200,000		1.5%	200,000	0	0
Chun Xu	100,000		<1%	100,000	0	0
Shuzhen Chen	80,000		<1%	80,000	0	0
Peng Zhao	40,000		<1%	40,000	0	0
Hong Cheng	40,000		<1%	40,000	0	0
Rongzheng Mo	400,000		3.1%	400,000	0	0
Kangli Zhao	5,200		<1%	5,200	0	0
Shunyao Huang	34,800		<1%	34,800	0	0
Yujun Xu	10,000		<1%	10,000	0	0
Yanling Zhao	20,000		<1%	20,000	0	0
Qiuyuan Sun	10,000		<1%	10,000	0	0
Chaokan Liu	40,000		<1%	40,000	0	0
Junqin Yang	10,000		<1%	10,000	0	0
Xing Wan	10,000		<1%	10,000	0	0
Yaohong Wu	10,000		<1%	10,000	0	0
Jiayi Zhou	40,000		<1%	40,000	0	0
Jin Luo	40,000		<1%	40,000	0	0
Zhicheng Ouyang	20,000		<1%	20,000	0	0
Xiaomi Hu	10,000		<1%	10,000	0	0
Jing Xu	10,000		<1%	10,000	0	0
Liguo Zhang	10,000		<1%	10,000	0	0
Huameng Wang	10,000		<1%	10,000	0	0
Julie Zhu	20,000		<1%	20,000	0	0
Yangjun Wang	10,000		<1%	10,000	0	0
Zhangyou Yan	10,000		<1%	10,000	0	0
Guoming Liang	10,000		<1%	10,000	0	0

Name of Selling Shareholder and Position, Office or Material	Ordinary Shares owned by the Selling	Percent beneficially owned before	Total Shares to be Registered Pursuant to this	Number of Shares Owned by Selling Shareholder After Offering and Percent of Total Issued and Outstanding
Relationship with the Company	Shareholder	Offering	Offering	Shares	% of Class
Jinfeng Gao	150,000	<1%	150,000	0	0
Xianyun Pan	30,000	<1%	30,000	0	0
Jianjun Zhou	150,000	1.2%	150,000	0	0
Lihua Gao	10,000	<1%	10,000	0	0
Jiaen Yu	100,000	<1%	100,000	0	0
Lu He	10,000	<1%	10,000	0	0
Huabin Huang	300,000	2.3%	300,000	0	0
Liya Zhou	10,000	<1%	10,000	0	0
Tingfang Xu	20,000	<1%	20,000	0	0
Hanlin Chen	10,000	<1%	10,000	0	0
Lehan Li	40,000	<1%	40,000	0	0
Qing Tang	20,000	<1%	20,000	0	0
Fanrong Zeng	10,000	<1%	10,000	0	0
Kaimin Liang	10,000	<1%	10,000	0	0
Xinlin Du	20,000	<1%	20,000	0	0
Xiaoyan Jiang	40,000	<1%	40,000	0	0
Xiaosheng Cao	10,000	<1%	10,000	0	0
Ruilin Wang	200,000	1.5%	200,000	0	0
Chunxia Lu	10,000	<1%	10,000	0	0
Xia Li	40,000	<1%	40,000	0	0
Liangya Chen	10,000	<1%	10,000	0	0
Zhi Cui	20,000	<1%	20,000	0	0
Xin Zhang	10,000	<1%	10,000	0	0
Shihui Lu	10,000	<1%	10,000	0	0
Jiacui Zhou	10,000	<1%	10,000	0	0

(1)	Includes 4,900,000 shares owned of record by Wanqi International Investment Co., Ltd., over which Mr. Zhong holds investment and voting control.

Except as set forth above, none of the selling shareholders has not held any position or office with us or any of our affiliates, nor has had any other material relationship (other than as a purchaser of securities) with us or any of our affiliates or predecessors within the past three years. Furthermore, none of the selling shareholders is a registered broker-dealer or an affiliate of a registered broker-dealer.

PLAN OF DISTRIBUTION

We are registering 3,000,000 Ordinary Shares for resale by the Selling Shareholders from time to time after the date of this prospectus. We will not receive any of the proceeds from the sale by the Selling Shareholders of the Ordinary Shares. We will bear all fees and expenses incident to the registration of the Ordinary Shares.

The Selling Shareholders may sell all or a portion of the Ordinary Shares held by them and offered hereby from time to time directly or through one or more underwriters, broker-dealers or agents. If the Ordinary Shares are sold through underwriters, broker-dealers or agents, the Selling Shareholders will be responsible for underwriting discounts or commissions or agent’s commissions. The Selling Shareholders will offer and sell our Ordinary Shares at a fixed price of $0.30 per share until our Ordinary Shares is quoted on the OTCQB or another established trading market, at which time the Selling Shareholders may sell the Ordinary Shares at prevailing market prices or in privately negotiated transactions. These sales may be affected in transactions, which may involve crosses or block transactions, pursuant to one or more of the following methods:

●	On any national securities exchange or quotation service on which the securities may be listed or quoted at the time of sale;

●	In the over-the-counter market;

●	In transactions otherwise than on these exchanges or systems or in the over-the-counter market;

●	Through the writing or settlement of options, whether such options are listed on an options exchange or otherwise;

●	Ordinary brokerage transactions and transactions in which the broker-dealer solicits purchasers;

●	Block trades in which the broker-dealer will attempt to sell the shares as agent but may position and resell a portion of the block as principal to facilitate the transaction;

●	Purchases by a broker-dealer as principal and resale by the broker-dealer for its account;

●	Broker-dealers may agree with the Selling Shareholders to sell a specified number of such shares at a stipulated price per share;

●	A combination of any such methods of sale; and

●	Any other method permitted pursuant to applicable law.

If the Selling Shareholders effect transactions by selling Ordinary Shares to or through underwriters, broker-dealers or agents, such underwriters, broker-dealers or agents may receive commissions in the form of discounts, concessions or commissions from the Selling Shareholders or commissions from purchasers of the Ordinary Shares for whom they may act as agent or to whom they may sell as principal (which discounts, concessions or commissions as to particular underwriters, broker-dealers or agents may be in excess of those customary in the types of transactions involved). In connection with sales of the Ordinary Shares or otherwise, the Selling Shareholders may enter into hedging transactions with broker-dealers, which may in turn engage in short sales of the Ordinary Shares in the course of hedging in positions they assume. The Selling Shareholders may also sell Ordinary Shares short and deliver Ordinary Shares covered by this prospectus to close out short positions and to return borrowed shares in connection with such short sales. The Selling Shareholders may also loan or pledge Ordinary Shares to broker-dealers that in turn may sell such shares.

The Selling Shareholders may pledge or grant a security interest in some or all of the Ordinary Shares owned by them and, if they default in the performance of their secured obligations, the pledgees or secured parties may offer and sell the Ordinary Shares from time to time pursuant to this prospectus or any amendment to this prospectus under Rule 424(b)(3) or other applicable provision of the Securities Act amending, if necessary, the list of Selling Shareholders to include the pledgee, transferee or other successors in interest as Selling Shareholders under this prospectus. The Selling Shareholders also may transfer, donate and pledge the Ordinary Shares in other circumstances in which case the transferees, donees, pledgees or other successors in interest will be the selling beneficial owners for purposes of this prospectus.

To the extent required by the Securities Act, the Selling Shareholders and any broker-dealer participating in the distribution of the Ordinary Shares may be deemed to be “underwriters” within the meaning of the Securities Act, and any commission paid, or any discounts or concessions allowed to, any such broker-dealer may be deemed to be underwriting commissions or discounts under the Securities Act. At the time a particular offering of the Ordinary Shares is made, a prospectus supplement, if required, will be distributed, which will set forth the aggregate amount of Ordinary Shares being offered and the terms of the offering, including the name or names of any broker-dealers or agents, any discounts, commissions and other terms constituting compensation from the Selling Shareholders and any discounts, commissions or concessions allowed or re-allowed or paid to broker-dealers.

The selling security holders may also sell shares under Rule 144 under the Securities Act, if available, rather than under this prospectus. See: “Shares Eligible for Future Resale” later in this prospectus.

Under the securities laws of some states, the Ordinary Shares may be sold in such states only through registered or licensed brokers or dealers. In addition, in some states the Ordinary Shares may not be sold unless such shares have been registered or qualified for sale in such state or an exemption from registration or qualification is available and is complied with.

There can be no assurance that any Selling Shareholder will sell any or all of the Ordinary Shares registered pursuant to the registration statement, of which this prospectus forms a part.

The Selling Shareholders and any other person participating in such distribution will be subject to applicable provisions of the Exchange Act, including, without limitation, to the extent applicable, Regulation M under the Exchange Act, which may limit the timing of purchases and sales of any of the Ordinary Shares by the Selling Shareholders and any other participating person. To the extent applicable, Regulation M may also restrict the ability of any person engaged in the distribution of the Ordinary Shares to engage in market-making activities with respect to the Ordinary Shares. All of the foregoing may affect the marketability of the Ordinary Shares and the ability of any person or entity to engage in market-making activities with respect to the Ordinary Shares.

We will pay all expenses of the resale registration of the Ordinary Shares, including, without limitation, SEC filing fees and expenses of compliance with state securities or “blue sky” laws; provided, however, a selling stockholder will pay all underwriting discounts and selling commissions, if any.

The following table sets forth the estimated expenses in connection with this offering that the Company expects to bear:

Nature of Expense	Amount
Securities and Exchange Commission registration fee	$93
Transfer Agent fees	2,000
Legal and accounting fees and expenses	90,000
EDGAR filing, printing and engraving fees	2,000
Total	$94,093

SHARES ELIGIBLE FOR FUTURE RESALE

As of the date of this prospectus, we have outstanding an aggregate of 13,000,000 Ordinary Shares. Of these shares, the 3,000,000 shares covered by this prospectus may be transferred without restriction or further registration under the Securities Act by use of this prospectus.

The remaining 10,000.000 restricted Ordinary Shares are owned beneficially by affiliates of the Company and may not be resold in the public market except in compliance with the registration requirements of the Securities Act or under an exemption under Rule 144 of the Securities Act.

Rule 144

In general, under Rule 144 as currently in effect, a person who is not one of our affiliates and who is not deemed to have been one of our affiliates at any time during the three months preceding a sale and who has beneficially owned Ordinary Shares that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell the Ordinary Shares held by such person, subject to the continued availability of current public information about us (which current public information requirement is eliminated after a one-year holding period).

A person who is one of our affiliates, or has been an affiliate of ours at any time during the three months preceding a sale, and who has beneficially owned Ordinary Shares that are deemed restricted securities for at least six months would be entitled after such six-month holding period to sell his or her securities, provided that he or she sells an amount that does not exceed 1% of the number of our Ordinary Shares then outstanding (or, if our Ordinary Shares are listed on a national securities exchange, the average weekly trading volume of the shares during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale), subject to the continued availability of current public information about us, compliance with certain manner of sale provisions, and the filing of a Form 144 notice of sale if the sale is for an amount in excess of 5,000 shares or for an aggregate sale price of more than $50,000 in a three-month period.

DESCRIPTION OF SHARE CAPITAL

Organization

ZKGC was incorporated as an exempted company with limited liability under the Companies Act of the Cayman Islands (the “Companies Act”) on May 31, 2021. Our shareholders who are non-residents of the Cayman Islands may freely hold and vote their shares. A Cayman Islands-exempted company:

●	is a company that conducts its business outside the Cayman Islands;

●	is exempted from certain requirements of the Companies Act, including the filing of an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of shareholders for inspection; and

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance).

Exempted Company. We are an exempted company with limited liability under the Companies Act. The Companies Act distinguishes between ordinary resident companies and exempted companies. Any company that is registered in the Cayman Islands but conducts business mainly outside of the Cayman Islands may apply to be registered as an exempted company. The requirements for an exempted company are essentially the same as for an ordinary company except that an exempted company:

●	does not have to file an annual return of its shareholders with the Registrar of Companies;

●	is not required to open its register of members for inspection;

●	does not have to hold an annual general meeting;

●	may not issue negotiable or bearer shares, but may issue shares with no par value;

●	may obtain an undertaking against the imposition of any future taxation (such undertakings are usually given for 20 years in the first instance);

●	may register by way of continuation in another jurisdiction and be deregistered in the Cayman Islands;

●	may register as a limited duration company; and

●	may register as a segregated portfolio company.

“Limited liability” means that the liability of each shareholder is limited to the amount unpaid by the shareholder on the shares of the company.

Issued Capital

The following table sets forth the issued capital of ZKGC Cayman as of the date of this prospectus. Sales of Ordinary Shares pursuant to this prospectus will have no effect on the amount of issued capital, as the shares subject to this prospectus are being offered by selling shareholders and not by ZKGC Cayman.

There are 13,000,000 Ordinary Shares of ZKGC Cayman currently outstanding. 5,100,000 were sold to the founders for par value when the Company was organized. 4,900,000 were sold to Wanqi International Investment Company Limited for par value in September 2021. The remaining 3,000,000 were sold to the Selling Shareholders identified as such in this prospectus for 0.13 RMB (US$0.02) paid to Hainan ZKGC in October and November 2021.

You should read this table together with our consolidated financial statements, including the Notes thereto, included elsewhere in this prospectus.

Issued Capital	As of date of this prospectus
Ordinary Shares, US$0.001 par value per share; 50,000,000 shares authorized; 13,000,000 shares issued and outstanding	$13,000
Additional paid-in capital	57,000
Total paid-in capital	$70,000

Memorandum and Articles of Association

Our affairs are governed by our memorandum and articles of association and by the Companies Act. The following summarizes the material terms of our Amended and Restated Memorandum and Articles of Association and describes certain ways in which the Companies Act varies from the norm in U.S. corporate laws insofar as they relate to the material terms of our Ordinary Shares. This summary is not complete, and you should read the form of our Amended and Restated Memorandum and Articles of Association (the “Memorandum and Articles of Association”), which will be filed as an exhibit to the registration statement of which this prospectus is a part.

Meetings

Subject to the company’s regulatory requirements, an annual general meeting and any extraordinary general meeting may be called by not less than seven days’ notice in writing. There is no requirement for ZKGC Cayman to hold an annual meeting. Any director may call a meeting. Upon the written request of shareholders holding 10% or more of the voting rights specifying a purpose for a meeting, a director will call the meeting. Notice of every general meeting will be given to all of our shareholders and each of the directors. A meeting called without compliance with the notice requirement is valid if the holders of 90% of the voting power attend the meeting.

Two shareholders present throughout the meeting in person or by proxy or (in the case of a shareholder that is a corporation by its duly authorized representative) will constitute a quorum. No business may be transacted at any general meeting unless a quorum is present at the commencement of business. However, the absence of a quorum will not preclude the appointment of a chairman. If present, the chairman of our board of directors shall be the chairman presiding at any shareholders meetings.

Subject to any special rights or restrictions as to voting attached to any shares at any general meeting, on a show of hands, every shareholder who is present in person or by proxy (or, in the case of a shareholder that is a corporation, by its duly authorized representative) shall have one vote, and on a poll every shareholder present in person or by proxy (or, in the case of a shareholder that is a corporation, by its duly appointed representative) shall have one vote for each share held by such shareholder.

No shareholder shall be entitled to vote or be counted in a quorum, in respect of any share, unless such shareholder is registered as our shareholder at the applicable record date for that meeting and all calls or installments due by such shareholder to us have been paid.

Liquidation Rights

Subject to any special rights, privileges or restrictions as to the distribution of available surplus assets on liquidation attached to any class or classes of shares, (1) if we are wound up and the assets available for distribution among our shareholders are more than sufficient to repay the whole of the capital paid up at the commencement of the winding up, the excess shall be distributed pari passu among those shareholders in proportion to the par value of the shares held by them at the commencement of the winding up, and (2) if we are wound up and the assets available for distribution among the shareholders as such are insufficient to repay the whole of the share capital, those assets shall be distributed so that the losses shall be borne by the shareholders in proportion to the par value of the shares held by them at the commencement of the winding up respectively.

If we are wound up, the liquidator may, with the sanction of a special resolution and any other sanction required by the Companies Law, divide among our shareholders in specie or kind the whole or any part of our assets (whether they shall consist of property of the same kind or not) and may, for such purpose, set such value as the liquidator deems fair upon any property to be divided and may determine how such division shall be carried out as between the shareholders or different classes of shareholders. The liquidator may also vest the whole or any part of these assets in trustees upon such trusts for the benefit of the shareholders as the liquidator shall deem fit, but so that no shareholder will be compelled to accept any assets, shares or other securities upon which there is a liability.

Modification of Rights

Except with respect to share capital (as described below), alterations to our Memorandum and Articles of Association may only be made by special resolution, meaning a majority of not less than two-thirds of the votes cast at a shareholders meeting.

Subject to the Companies Law, all or any of the special rights attached to shares of any class (unless otherwise provided for by the terms of issue of the shares of that class) may be varied, modified or abrogated with the consent in writing of the holders of not less than two thirds of the issued shares of the relevant class or the sanction of a special resolution passed at a separate general meeting of the holders of the shares of that class. The provisions of our Memorandum and Articles of Association relating to general meetings shall apply similarly to every such separate general meeting, but so that the quorum for the purposes of any such separate general meeting or at its adjourned meeting shall be one or more persons together holding (or represented by proxy) on the date of the relevant meeting not less than one-third of the issued shares of that class, every holder of shares of the class shall be entitled on a poll to one vote for every such share held by such holder and that any holder of shares of that class present in person or by proxy may demand a poll.

The special rights conferred upon the holders of any class of shares shall not, unless otherwise expressly provided in the rights attaching to or the terms of issue of such shares, be deemed to be varied by the creation or issue of further shares ranking pari passu therewith.

Alteration of Capital

Our directors may from time to time by ordinary resolution:

●	increase our capital by such sum, to be divided into shares of such amounts, with such rights, privileges, priorities and restrictions as the resolution shall prescribe;

●	consolidate and divide all or any of our share capital into shares of a larger amount than our existing shares;

●	cancel any shares which at the date of the passing of the resolution have not been taken or agreed to be taken by any person; and

●	subdivide our shares or any of them into shares of a smaller amount than is fixed by our Memorandum and Articles of Association, subject nevertheless to the Companies Law.

We may, by special resolution, and subject to the Companies Law, reduce our share capital or any capital redemption reserve in any manner authorized by law.

Transfer of Shares

Any of our shareholders may transfer all or any of his or her shares by an instrument of transfer in the usual or common form that our directors may approve. Our directors may decline to register any transfer of any share for any reason.

If our directors refuse to register a transfer, they shall, within two months after the date on which the instrument of transfer was lodged, send to each of the transferor and the transferee notice of such refusal.

Share Repurchase

We are empowered by the Companies Law and our Memorandum and Articles of Association to purchase our own shares, subject to certain restrictions. Our directors may only exercise this power on our behalf, subject to the Companies Law, our Memorandum and Articles of Association and to any applicable requirements imposed by any stock exchange on which our securities may be listed.

Dividends

Subject to the Companies Law, our Directors may declare dividends in any currency to be paid to our shareholders. Dividends may be declared and paid out of our profits, realized or unrealized, or from any reserve set aside from profits which our directors determine is no longer needed. Our board of directors may also declare and pay dividends out of funds of our company that are lawfully available for such payment. Except in so far as the rights attaching to, or the terms of issue of, any share otherwise provides, all dividends shall be declared and paid according to the amounts paid up on the shares in respect of which the dividend is paid.

No dividend or other money payable by us on or in respect of any share shall bear interest against us.

Any dividend interest or other sum payable in cash to the holder of shares may be paid by electronic funds transfer or by check or warrant sent by mail addressed to the holder at his registered address, or addressed to such person and at such addresses as the holder may direct. Every check or warrant shall, unless the holder or joint holders otherwise direct, be made payable to the order of the holder or, in the case of joint holders, to the order of the holder whose name stands first on the register in respect of such shares.

All dividends unclaimed for six months after having been declared may, in the discretion of the directors, be paid into a separate account in the Company’s name, provided that the Company shall not be constituted as a trustee in respect of that account and the distribution shall remain as a debt due to such shareholder. Any dividend that remains unclaimed after a period of six years from the date of declaration of such dividend may be forfeited by our board of directors and, if so forfeited, shall revert to us.

Whenever our directors have resolved that a dividend be paid or declared, our directors may further resolve that such dividend be satisfied wholly or in part by the distribution of specific assets of any kind, and, in particular, of paid up shares, debentures or warrants to subscribe for our securities or securities of any other company. Where any difficulty arises with regard to such distribution, our directors may settle it as they think expedient. In particular, our directors may issue fractional certificates, fix the value for distribution purposes of any such specific assets, determine that cash payments shall be made to any of our shareholders based upon the value so fixed in order to adjust the rights of the parties, or vest any such specific assets in trustees as may seem expedient to our directors.

Issuance of Additional Ordinary Shares or Preferred Shares

Our Memorandum and Articles of Association authorize our board of directors to issue additional ordinary shares from time to time as our board of directors shall determine, to the extent of available authorized but unissued shares.

Our Memorandum and Articles of Association authorize our board of directors to establish from time to time one or more series of preferred shares and to determine, with respect to any series of preferred shares, the terms and rights of that series, including:

●	the designation of the series;

●	the number of shares of the series;

●	the dividend rights, dividend rates, conversion rights, and voting rights; and

●	the rights and terms of redemption and liquidation preferences.

Our board of directors may issue series of preferred shares without action by our shareholders to the extent authorized but unissued. Accordingly, the issuance of preferred shares may adversely affect the rights of the holders of the Ordinary Shares. In addition, the issuance of preferred shares may be used as an anti-takeover device without further action on the part of the shareholders. Issuance of preferred shares may dilute the voting power of holders of Ordinary Shares.

Inspection of Books and Records

Holders of our ordinary shares have no general right under Cayman Islands law to inspect or obtain copies of our list of shareholders or our corporate records. However, we will provide our shareholders with annual audited financial statements. See ’‘Where You Can Find More Information.’’

Board of Directors

We are managed by our board of directors. Among other things, our board of directors may exercise all the powers of our company to borrow money. Our Articles of Association provide that, unless otherwise determined by our shareholders in a general meeting, the number of our directors shall be determined by our board. There shall be no shareholding qualification for directors, unless a qualification is adopted by the board. Each director has a term of office a fixed on the appointment of the director.

Any director may by written notice to the Company appoint any other Director or any other person willing to act to be an alternate Director. The alternate Director shall be entitled to attend and vote at any meeting of the Board at which the director appointing the alternate is not present.

No director may be removed from office before the expiration of his term except by vote of all of the other directors (minimum: two). In addition, the office of a director shall be vacated automatically if he or she (1) becomes bankrupt or makes any arrangement or composition with his or her creditors; (2) dies or becomes of unsound mind; (3) resigns by notice in writing to us; or (4) without being represented by an alternate Director or by special leave of absence from the board of directors, is absent from meetings of the board for three consecutive meetings and the board resolves that his or her office be vacated.

Meetings of our board of directors may be convened at any time deemed necessary by our chairman or any member of our board of directors. Advance notice of a meeting is not required if each director entitled to attend consents to the holding of such meeting.

A meeting of our board of directors with the necessary quorum shall be competent to make lawful and binding decisions. At any meeting of our directors, each director, be it by such director’s presence or by such director’s alternate, is entitled to one vote.

Questions arising at a meeting of our board of directors are required to be decided by simple majority votes of the members of our board of directors present or represented at the meeting. Our board of directors may also pass resolutions without a meeting by unanimous written consent.

Differences in Corporate Law

The Companies Act is modeled after similar laws in the United Kingdom but does not follow recent changes in United Kingdom laws. In addition, the Companies Act differs from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the Companies Act applicable to us and the laws applicable to companies incorporated in the United States.

Mergers and Similar Arrangements. The Companies Act permits mergers and consolidations between Cayman Islands companies and between Cayman Islands companies and non-Cayman Islands companies. For these purposes, (a) “merger” means the merging of two or more constituent companies and the vesting of their undertaking, property and liabilities in one of such companies as the surviving company and (b) a ’‘consolidation’’ means the combination of two or more constituent companies into a consolidated company and the vesting of the undertaking, property and liabilities of such companies to the consolidated company. In order to effect such a merger or consolidation, the directors of each constituent company must approve a written plan of merger or consolidation, which must then be authorized by a special resolution of the shareholders of each constituent company, and such other authorization, if any, as may be specified in such constituent company’s articles of association. A merger between a Cayman Islands parent company and its Cayman Islands subsidiary or subsidiaries does not require authorization by a resolution of shareholders of that Cayman Islands subsidiary if a copy of the plan of merger is given to every member of that Cayman Islands subsidiary to be merged unless that member agrees otherwise. For this purpose, a subsidiary is a company of which at least ninety percent (90%) of the issued shares entitled to vote are owned by the parent company.

The written plan of merger or consolidation must be filed with the Registrar of Companies together with a declaration as to the solvency of the consolidated or surviving company, a list of the assets and liabilities of each constituent company and an undertaking that a copy of the certificate of merger or consolidation will be given to the members and creditors of each constituent company and that notification of the merger or consolidation will be published in the Cayman Islands Gazette. Dissenting shareholders have the right to be paid the fair value of their shares (which, if not agreed between the parties, will be determined by a Cayman Islands court) if they follow the required procedures, subject to certain exceptions. Court approval is not required for a merger or consolidation which is effected in compliance with these statutory procedures.

In addition, there are statutory provisions that facilitate the reconstruction and amalgamation of companies, provided that the arrangement in question is approved by a majority in number of each class of shareholders and creditors with whom the arrangement is to be made, and who must, in addition, represent three-fourths in value of each such class of shareholders or creditors, as the case may be, that are present and voting either in person or by proxy at a meeting or meetings convened for that purpose. The convening of the meetings and subsequently the arrangement must be sanctioned by the Grand Court of the Cayman Islands. While a dissenting shareholder would have the right to express to the court the view that the transaction ought not to be approved, the court can be expected to approve the arrangement if it determines that:

●	the statutory provisions as to the required majority vote have been met;

●	the shareholders have been fairly represented at the meeting in question;

●	the arrangement is such as an intelligent and honest man of that class acting in respect of his interest would reasonably approve; and

●	the arrangement is not one that would more properly be sanctioned under some other provision of the Companies Act.

When a takeover offer is made and accepted by holders of 90% of the shares within four months of the offer, the offeror may, within a two-month period, give notice to require the holders of the remaining shares to transfer such shares on the terms of the offer. An objection may be made to the Grand Court of the Cayman Islands by a dissenting shareholder within one month from the date on which the notice was given but this is unlikely to succeed unless there is evidence of fraud, bad faith or collusion.

If the arrangement and reconstruction are thus approved, the dissenting shareholders would have no rights comparable to appraisal rights, which would otherwise ordinarily be available to dissenting shareholders of United States corporations, providing rights to receive payment in cash for the judicially determined value of the shares.

Shareholders’ Suits. In principle, we will normally be the proper plaintiff and as a general rule a derivative action may not be brought by a minority shareholder. However, based on English authorities, which would in all likelihood be of persuasive authority in the Cayman Islands, there are exceptions to the foregoing principle, including when:

●	a company acts or proposes to act illegally or ultra vires and is therefore incapable of ratification by the shareholders;

●	the act complained of, although not ultra vires, could only be effected duly if authorized by more than a simple majority vote that has not been obtained; and

●	those who control the company are perpetrating a “fraud on the minority.”

Indemnification of Directors and Executive Officers and Limitation of Liability. The Companies Act does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. Our Memorandum and Articles of Association permit, in the absence of fraud or willful default, indemnification of officers and directors for costs, losses, damages and expenses, which such director or officers may incur or become liable in respect of by reason of any contract entered into or act or thing done by him as such director and officer in any way in or about the execution of his duties incurred in connection with legal, administrative or investigative proceedings incurred in their capacities as such. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation.

Directors’ Fiduciary Duties. As a matter of Cayman Islands law, a director of a Cayman Islands company is in the position of a fiduciary with respect to the company and therefore it is considered that he or she owes the following duties to the company—a duty to act bona fide in the best interests of the company, a duty not to make a profit based on his or her position as director (unless the company permits him or her to do so) and a duty not to put himself or herself in a position where the interests of the company conflict with his or her personal interest or his or her duty to a third party. A director of a Cayman Islands company owes to the company a duty to act with skill and care. It was previously considered that a director need not exhibit in the performance of his or her duties a greater degree of skill than may reasonably be expected from a person of his or her knowledge and experience. However, English and Commonwealth courts have moved towards an objective standard with regard to the required skill and care and these authorities are likely to be followed in the Cayman Islands.

Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. Cayman Islands law and our Articles of Association provide that shareholders may approve corporate matters by way of a unanimous written resolution signed by or on behalf of each shareholder who would have been entitled to vote on such matter at a general meeting without a meeting being held.

Shareholder Proposals. Cayman Islands law does not provide shareholders any right to put proposals before a meeting or requisition a general meeting. However, these rights may be provided in articles of association. Our Articles of Association allow our shareholders holding not less than one-tenth of all voting power of our share capital in issue to requisition a shareholder’s meeting. Other than this right to requisition a shareholders’ meeting, our articles of association do not provide our shareholders other right to put proposal before a meeting. As an exempted Cayman Islands company, we are not obliged by law to call shareholders’ annual general meetings.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

The Cayman Islands has no comparable statute. As a result, we cannot avail ourselves of the types of protections afforded by the Delaware business combination statute. However, although Cayman Islands law does not regulate transactions between a company and its significant shareholders, it does provide that such transactions must be entered into bona fide in the best interests of the company and for a proper corporate purpose and not with the effect of constituting a fraud on the minority shareholders.

Corporate Governance. Cayman Islands laws do not restrict transactions with directors, requiring only that directors exercise a duty of care and owe a fiduciary duty to the companies for which they serve. Under our Memorandum and Articles of Association, subject to any separate requirement for audit committee approval under the applicable rules of any stock exchange on which we list, so long as a director discloses the nature of his interest in any contract or arrangement which he is interested in, such a director may vote in respect of any contract or proposed contract or arrangement in which such director is interested and may be counted in the quorum at such meeting.

Dissolution. Under the Companies Act, a Cayman Islands company may be wound up by either an order of the courts of the Cayman Islands or by two-thirds vote of the shareholders (or, if the company is unable to pay its debts as they come due, by a vote of the majority of the shareholders). The courts also have authority to order winding up in a number of circumstances where the court determines it is just and equitable to order a winding up.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by the Companies Act, our Memorandum and Articles of Association may only be amended with a special resolution of our shareholders.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed

Anti-Money Laundering — Cayman Islands

In order to comply with legislation or regulations aimed at the prevention of money laundering, we are required to adopt and maintain anti-money laundering procedures. Pursuant to those procedures, we reserve the right to refuse to make any payment to a shareholder if our directors or officers suspect or are advised that the payment to such shareholder might result in a breach of applicable anti-money laundering or other laws or regulations by any person in any relevant jurisdiction, or if such refusal is considered necessary or appropriate to ensure our compliance with any such laws or regulations in any applicable jurisdiction.

If any person in the Cayman Islands knows or suspects or has reasonable grounds for knowing or suspecting that another person is engaged in criminal conduct or money laundering or is involved with terrorism or terrorist financing and property and the information for that knowledge or suspicion came to their attention in the course of business in the regulated sector, or other trade, profession, business or employment, the person will be required to report such knowledge or suspicion to (i) the Financial Reporting Authority (“FRA”) of the Cayman Islands, pursuant to the Proceeds of Crime Act (Revised) of the Cayman Islands if the disclosure relates to criminal conduct or money laundering, or (ii) a police officer of the rank of constable or higher, or the FRA, pursuant to the Terrorism Act (Revised) of the Cayman Islands, if the disclosure relates to involvement with terrorism or terrorist financing and property. Such a report shall not be treated as a breach of confidence or of any restriction upon the disclosure of information imposed by any enactment or otherwise.

Data Protection in the Cayman Islands – Privacy Notice

This privacy notice explains the manner in which the company collects, processes and maintains personal data about investors of the company pursuant to the Data Protection Act, 2017 of the Cayman Islands, as amended from time to time and any regulations, codes of practice or orders promulgated pursuant thereto (“DPA”).

The company is committed to processing personal data in accordance with the DPA. In its use of personal data, the company will be characterized under the DPA as a ‘data controller’, whilst certain of the company’s service providers, affiliates and delegates may act as ‘data processors’ under the DPA. These service providers may process personal information for their own lawful purposes in connection with services provided to the company.

This privacy notice puts our shareholders on notice that, by virtue of making an investment in the company, the company and certain of the company’s service providers may collect, record, store, transfer and otherwise process personal data by which individuals may be directly or indirectly identified. Your personal data will be processed fairly and for lawful purposes, including (a) where the processing is necessary for the company to perform a contract to which you are a party or for taking pre-contractual steps at your request (b) where the processing is necessary for compliance with any legal, tax or regulatory obligation to which the company is subject or (c) where the processing is for the purposes of legitimate interests pursued by the company or by a service provider to whom the data are disclosed. As a data controller, we will only use your personal data for the purposes for which we collected it. If we need to use your personal data for an unrelated purpose, we will contact you.

We anticipate that we will share your personal data with the company’s service providers for the purposes set out in this privacy notice. We may also share relevant personal data where it is lawful to do so and necessary to comply with our contractual obligations or your instructions or where it is necessary or desirable to do so in connection with any regulatory reporting obligations. In exceptional circumstances, we will share your personal data with regulatory, prosecuting and other governmental agencies or departments, and parties to litigation (whether pending or threatened), in any country or territory including to any other person where we have a public or legal duty to do so (e.g. to assist with detecting and preventing fraud, tax evasion and financial crime or compliance with a court order).

Your personal data shall not be held by the company for longer than necessary with regard to the purposes of the data processing.

We will not sell your personal data. Any transfer of personal data outside of the Cayman Islands shall be in accordance with the requirements of the DPA. Where necessary, we will ensure that separate and appropriate legal agreements are put in place with the recipient of that data.

The company will only transfer personal data in accordance with the requirements of the DPA, and will apply appropriate technical and organizational information security measures designed to protect against unauthorized or unlawful processing of the personal data and against the accidental loss, destruction or damage to the personal data.

If you are a natural person, this will affect you directly. If you are a corporate investor (including, for these purposes, legal arrangements such as trusts or exempted limited partnerships) that provides us with personal data on individuals connected to you for any reason in relation to your investment into the company, this will be relevant for those individuals and you should inform such individuals of the content.

You have certain rights under the DPA, including (a) the right to be informed as to how we collect and use your personal data (and this privacy notice fulfils the Company’s obligation in this respect); (b) the right to obtain a copy of your personal data; (c) the right to require us to stop direct marketing; (d) the right to have inaccurate or incomplete personal data corrected; (e) the right to withdraw your consent and require us to stop processing or restrict the processing, or not begin the processing of your personal data; (f) the right to be notified of a data breach (unless the breach is unlikely to be prejudicial); (g) the right to obtain information as to any countries or territories outside the Cayman Islands to which we, whether directly or indirectly, transfer, intend to transfer or wish to transfer your personal data, general measures we take to ensure the security of personal data and any information available to us as to the source of your personal data; (h) the right to complain to the Office of the Ombudsman of the Cayman Islands; and (i) the right to require us to delete your personal data in some limited circumstances.

If you consider that your personal data has not been handled correctly, or you are not satisfied with the company’s responses to any requests you have made regarding the use of your personal data, you have the right to complain to the Cayman Islands’ Ombudsman. The Ombudsman can be contacted by calling +1 (345) 946-6283 or by email at info@ombudsman.ky.

TAXATION

The taxation of income and capital gains of holders of Ordinary Shares is subject to the laws and practices of jurisdictions in which holders of Ordinary Shares are resident or otherwise subject to tax. The following summary of certain relevant taxation provisions is based on current law and practice, is subject to change and does not constitute legal or tax advice. The discussion does not deal with all possible tax consequences relating to an investment in Ordinary Shares. In particular, the discussion does not address the tax consequences under state, local and other laws, such as non-U.S. federal laws. Accordingly, you should consult your own tax advisor regarding the tax consequences of an investment in the Ordinary Shares. The discussion is based upon laws and relevant interpretations in effect as of the date of this prospectus, all of which are subject to changes.

Cayman Islands Taxation

The following is a discussion on certain Cayman Islands income tax consequences of an investment in our securities. The discussion is a general summary of present law, which is subject to prospective and retroactive change. It is not intended as tax advice, does not consider any investor’s particular circumstances, and does not consider tax consequences other than those arising under Cayman Islands law.

Payments of dividends and capital in respect of our securities will not be subject to taxation in the Cayman Islands and no withholding will be required on the payment of a dividend or capital to any holder of the securities nor will gains derived from the disposal of the securities be subject to Cayman Islands income or corporation tax.

The Cayman Islands currently levies no taxes on individuals or corporations based upon profits, income, gains or appreciation and there is no taxation in the nature of inheritance tax or estate duty. There are no other taxes likely to be material to us levied by the Government of the Cayman Islands except for stamp duties which may be applicable on instruments executed in, or brought within, the jurisdiction of the Cayman Islands. The Cayman Islands is not party to any double tax treaties. There are no exchange control regulations or currency restrictions in the Cayman Islands. No stamp duty is payable in respect of the issue of our securities or on an instrument of transfer in respect of our securities.

Pursuant to Section 6 of the Tax Concessions Act of the Cayman Islands, we intend to apply for, and expect to obtain, an undertaking from the Financial Secretary of the Cayman Islands:

●	that no law which is enacted in the Cayman Islands imposing any tax to be levied on profits or income or gains or appreciations shall apply to us or our operations; and

●	in addition, that no tax to be levied on profits, income, gains or appreciation or which is in the nature of estate duty or inheritance tax shall be payable: on or in respect of the shares, debentures or other obligations of the Company; or by way of the withholding in whole or part, of any relevant payment as defined in the Tax Concessions Act.

These concessions shall befor a period of 20 years from the date of issuance of the undertaking.

PRC Taxation

See “Business of the Company: Regulation—Tax.”

United States Federal Income Taxation

This section describes the material United States federal income tax consequences of owning Ordinary Shares. It applies to you only if you are a U.S. Holder (defined below) and you acquire your Ordinary Shares in this offering and you hold your Ordinary Shares as capital assets for tax purposes. This section does not apply to you if you are a member of a special class of holders subject to special rules, including:

●	a dealer in securities or currencies,

●	a trader in securities that elects to use a mark-to-market method of accounting for securities holdings,

●	a tax-exempt organization,

●	a life insurance company,

●	a person liable for alternative minimum tax,

●	a person that actually or constructively owns 10% or more of our voting shares,

●	a person that holds Ordinary Shares as part of a straddle or a hedging or conversion transaction,

●	a financial institution,

●	a partnership or other pass-through entity for United States federal income tax purposes, or

●	a U.S. Holder whose functional currency is not the U.S. dollar.

If a partnership holds the Ordinary Shares, the tax treatment of a partner will generally depend upon the status of the partner and the activities of the partnership. If you are a partner of a partnership holding the Ordinary Shares, you should consult your own tax advisors.

U.S. Holder

You are a “U.S. Holder” if you are a beneficial owner of Ordinary Shares and you are:

●	a citizen or individual resident of the United States,

●	a corporation (or other entity taxable as a corporation for United States federal income tax purposes) organized under the laws of the United States, any State or the District of Columbia,

●	an estate whose income is subject to United States federal income tax regardless of its source, or

●	a trust if a United States court can exercise primary supervision over the trust’s administration and one or more United States persons are authorized to control all substantial decisions of the trust or if the trust has a valid election in effect under applicable United States Treasury regulations to be treated as a United States person.

You should consult your own tax advisor regarding the United States federal, state and local, and other tax consequences of owning and disposing of Ordinary Shares in your particular circumstances.

Taxation of Dividends

Under the United States federal income tax laws, and subject to the PFIC rules discussed below, if you are a U.S. holder, the gross amount of any distributions we pay out of our current or accumulated earnings and profits (as determined for United States federal income tax purposes) will be treated as dividends and will be subject to United States federal income taxation. Since we do not expect that our Ordinary Shares will be listed immediately on an established securities market, we do not believe that dividends we pay on our Ordinary Shares currently meet the conditions required to be treated as qualified dividend income.

The dividend is taxable to you when the dividend, actually or constructively, is received by you. The dividend will not be eligible for the dividends-received deduction generally allowed to United States corporations in respect of dividends received from other United States corporations. Distributions in excess of current and accumulated earnings and profits, as determined for United States federal income tax purposes, will be treated as a non-taxable return of capital to the extent of your basis in the Ordinary Shares and thereafter as capital gain. Notwithstanding the foregoing, we do not intend to maintain the calculation of earning and profits as determined for United States federal income tax purposes, and consequently, any distribution generally must be reported as dividend income for United States federal income tax purposes.

Taxation of Capital Gains

Subject to the PFIC rules discussed below, if you are a U.S. holder and you sell or otherwise dispose of your Ordinary Shares, you will recognize capital gain or loss for United States federal income tax purposes equal to the difference between the U.S. dollar value of the amount that you realize and your tax basis in your Ordinary Shares. Capital gain of a non-corporate U.S. holder, including an individual, is generally taxed at preferential rates where the holder has a holding period greater than one year.

PFIC Rules.

In general, a non-U.S. corporation, such as ZKGC Cayman, will be classified as a “passive foreign investment company” or PFIC if, in the case of any particular taxable year:

●	at least 75% of our gross income for the taxable year is passive income or

●	at least 50% of the value, determined on the basis of a quarterly average, of our assets is attributable to assets that produce or are held for the production of passive income.

Passive income generally includes dividends, interest, royalties, rents (other than certain rents and royalties derived in the active conduct of a trade or business), annuities and gains from assets that produce passive income. If a foreign corporation owns at least 25% by value of the stock of another corporation, the foreign corporation is treated for purposes of the PFIC tests as owning its proportionate share of the assets of the other corporation and as receiving directly its proportionate share of the other corporation’s income.

We believe that our Ordinary Shares should not be treated as stock of a PFIC for United States federal income tax purposes, but this conclusion is a factual determination that is made annually and thus may be subject to change. Our belief is based in part on our estimates of the value of our assets as determined based on the price of the Ordinary Shares in this offering. However, it is not entirely clear how the contractual arrangements between us and our consolidated variable interest entities will be treated for purposes of the PFIC rules. If it is determined that we do not own the stock of the variable interest entities for United States federal income tax purposes, we would possibly be treated as a PFIC for certain years.

If we are treated as a PFIC, and you are a U.S. holder that did not make a mark-to-market election, as described below, you will be subject to special rules with respect to:

●	any gain you realize on the sale or other disposition of your Ordinary Shares, and

●	any excess distribution that we make to you (generally, any distributions to you during a single taxable year that are greater than 125% of the average annual distributions received by you in respect of the Ordinary Shares during the three preceding taxable years or, if shorter, your holding period for the ordinary shares or Ordinary Shares).

Under the PFIC rules:

●	the gain or excess distribution will be allocated ratably over your holding period for the Ordinary Shares,

●	the amount allocated to the taxable year in which you realized the gain or excess distribution will be taxed as ordinary income,

●	the amount allocated to each prior year, with certain exceptions, will be taxed at the highest tax rate in effect for that year, and

●	the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each such year.

The special PFIC tax rules described above will not apply to you if you make a QEF election, that is, if you elect to have us treated as a qualified electing fund and we provide certain required information to you. However, please note that we do not intend to provide U.S. holders with such information as may be required to make a QEF election effective.

If you own Ordinary Shares in a PFIC that are treated as marketable stock (stock that is regularly traded on a qualified exchange), you may make a mark-to-market election. At this time, we cannot predict whether the Ordinary Shares will be listed on a qualified exchange; so there can be no assurance that the Ordinary Shares will be ’‘regularly traded’’ for purposes of the mark-to-market election.

Information with Respect to Foreign Financial Assets

Individuals that own ’’specified foreign financial assets’’ with an aggregate value in excess of US$50,000 will generally be required to file an information report with respect to such assets with their tax returns. ’’Specified foreign financial assets’’ include any financial accounts maintained by foreign financial institutions, as well as any of the following, but only if they are not held in accounts maintained by financial institutions: (i) stocks and securities issued by non-U.S. persons; (ii) financial instruments and contracts held for investment that have non-U.S. issuers or counterparties; and (iii) interests in foreign entities. U.S. holders that are individuals are urged to consult their tax advisors regarding the application of this legislation to their ownership of the Ordinary Shares.

Backup Withholding and Information Reporting.

U.S. Holders may be subject to information reporting to the IRS and backup withholding with respect to dividends on, and proceeds from the sale or other disposition of, the Ordinary Shares. Information reporting will apply to payments of dividends on, and to proceeds from the sale or other disposition of, Ordinary Shares by a paying agent within the United States to a U.S. Holder, other than U.S. Holders that are exempt from information reporting and properly certify their exemption. A paying agent within the United States will be required to withhold at the applicable statutory rate, currently 24%, in respect of any payments of dividends on, and the proceeds from the disposition of, Ordinary Shares within the United States to a U.S. Holder (other than U.S. Holders that are exempt from backup withholding and properly certify their exemption) if the holder fails to furnish its correct taxpayer identification number or otherwise fails to comply with applicable backup withholding requirements. U.S. Holders who are required to establish their exempt status generally must provide a properly completed IRS Form W-9.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against a U.S. Holder’s United States federal income tax liability. A U.S. Holder generally may obtain a refund of any amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS in a timely manner and furnishing any required information. Each U.S. Holder is advised to consult with its tax advisor regarding the application of the United States information reporting rules to their particular circumstances.

LEGAL MATTERS

The Company is being represented by Robert Brantl, Esq., Tuckahoe, New York, with respect to legal matters relating to United States federal securities law.

The validity of the Ordinary Shares offered by this prospectus and legal matters as to Cayman Islands law will be passed upon for us by Ogier.

Legal matters as to the laws of the People’s Republic of China will be passed upon for us by Beijing Zhong Lun W and D (Tianjin) Law Firm.

EXPERTS

The consolidated financial statements of the Company as of May 31, 2021 included in this prospectus have been included in reliance on the report of Michael T. Studer CPA P.C., an independent registered public accounting firm, given on the authority of said firm as experts in accounting and auditing.

WHERE YOU CAN FIND MORE INFORMATION

We filed with the Securities and Exchange Commission a registration statement on Form F-1 under the Securities Act with respect to the Ordinary Shares in this offering. This prospectus, which is part of the registration statement, does not contain all of the information in the registration statement and the exhibits that were filed with the registration statement. For further information with respect to us and our Ordinary Shares, we refer you to the registration statement and the exhibits and schedule that were filed with the registration statement. Statements contained in this prospectus about the contents of any contract or any other document that is filed as an exhibit to the registration statement are not necessarily complete, and we refer you to the full text of the contract or other document filed as an exhibit to the registration statement.

You can read our registration statement and the exhibits and schedules that were filed with the registration statement, as well as any other filings we make with the Securities and Exchange Commission in the future, at the SEC’s website at http://www.sec.gov. You may also read and copy any of the documents that we file without charge at the Public Reference Room maintained by the Securities and Exchange Commission at 100 F Street, N.E. Washington, DC 20549. Copies of all or any part of the registration statement may be obtained from the Securities and Exchange Commission upon payment of the prescribed fee. Information regarding the operation of the Public Reference Room may be obtained by calling the Securities and Exchange Commission at 1-800-SEC-0330.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

Period from August 11, 2020 (Inception) through May 31, 2021:

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Stockholders of ZKGC New Energy Limited

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheet of ZKGC New Energy Limited and Subsidiaries and Variable Interest Entity (the “Company”) as of May 31, 2021 and the related consolidated statements of income and comprehensive income, changes in stockholders’ equity, and cash flows for the period from August 11, 2020 (inception) through May 31, 2021, and the related notes (collectively referred to as the “financial statements”). In our opinion, the consolidated financial statements present fairly, in all material respects, the financial position of ZKGC New Energy Limited and Subsidiaries and Variable Interest Entity as of May 31, 2021 and the results of their operations and cash flows for the period from August 11, 2020 (inception) through May 31, 2021 in conformity with accounting principles generally accepted in the United States.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audit. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audit in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audit to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audit, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audit included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audit also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audit provides a reasonable basis for our opinion.

/s/ Michael T. Studer CPA P.C.
Michael T. Studer CPA P.C.

Freeport, New York

December 6, 2021

We have served as the Company’s auditor since 2021.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED BALANCE SHEET

(EXPRESSED IN UNITED STATES DOLLARS)

May 31,
2021
ASSETS
Current assets:
Cash	$92,931
Accounts receivable, net of allowance for doubtful accounts of $0	272,293
Construction costs relating to uncompleted contracts	316,148
Prepayments, and other current assets	14,080
Total current assets	695,452

Noncurrent assets:
Property and equipment, net	181,389
Intangible assets, net	84,450
Total non-current assets	265,839
TOTAL ASSETS	$961,291

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$261,108
Deferred revenue	394,315
Taxes payable	21,075
Due to related party	12,187
Accrued liabilities and other payables	47,100
Total current liabilities	735,785
Total liabilities	735,785

Commitments and contingencies	-

Stockholders’ equity:
Ordinary shares (50,000,000 shares authorized, par value of $0.001 each; 10,000,000 shares issued and outstanding at May 31, 2021*)	10,000
Additional paid-in capital	172,355
Retained earnings	31,192
Statutory reserves	4,729
Other comprehensive income	7,040
Total shareholders’ equity attributable to ZKGC New Energy Limited	225,316
Noncontrolling interest	190
Total stockholders’ equity	225,506
TOTAL LIABILITIES AND STOCKHOLDERS’ EQUITY	$961,291

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENT OF INCOME AND COMPREHENSIVE INCOME

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Revenues:
Product sales	$177,280
Charging service revenue – company-owned charging stations	65,982
Charging service revenue – third-party-owned charging stations	76,750
Total Revenues	320,012

Cost of Revenues:
Cost of product sales	130,787
Cost of charging services – company-owned charging stations	61,704
Cost of charging services – third-party-owned charging stations	72,978
Total Cost of Revenues	265,469

Gross Profit	54,543

Operating expenses:
Selling and marketing	4,820
General and administrative	57,275
Total operating expenses	62,095

Loss From Operations	(7,552)

Other income (expense):
Interest (expense) income	(849)
Gain on assets disposal	59,773
Other non-operating income	198

Total other income	59,122

Income before provision for income taxes	51,570
Provision for income taxes	15,764
Net income	35,806
Add: loss attributable to noncontrolling interests	115
Net income attributable to ZKGC New Energy Limited	35,921

Other comprehensive income (loss):
Foreign currency translation adjustment	7,040

Comprehensive income	42,846
Add: comprehensive loss attributable to noncontrolling interests	115
Comprehensive income attributable to ZKGC New Energy Limited	42,961

Weighted average number of ordinary shares*
Basic and diluted	10,000,000

Earnings per share
Basic and diluted	$0.00

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENT OF CHANGES IN STOCKHOLDERS’ EQUITY

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

	Ordinary shares*	Ordinary shares amount	Additional Paid-in Capital	Retained Earnings	Statutory Reserve Fund	Other Comprehensive Income	Noncontrolling Interests	Total

Balance at August 11, 2020 (inception)	10,000,000	$10,000	$(10,000)	$-	$-	$-	$-	$-
Capital contributions to Hainan ZKGC and Network ZKGC	-	-	182,355	-	-	-	305	182,660
Net income	-	-	-	35,921	-	-	(115)	35,806
Allocation to statutory reserve	-	-	-	(4,729)	4,729	-	-	-
Foreign currency translation adjustment	-	-	-	-	-	7,040	-	7,040
Balance at May 31, 2021	10,000,000	$10,000	$172,355	$31,192	$4,729	$7,040	$190	$225,506

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

CONSOLIDATED STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Cash flows from operating activities:
Net income	$35,806
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	17,738
Gain on assets disposal	(59,773)
Change in operating assets and liabilities:
Accounts receivable	(262,754)
Construction costs relating to uncompleted contracts	(305,072)
Prepayments and other current assets	(13,587)
Accounts payable	232,936
Deferred revenue	380,501
Taxes payable	20,337
Net cash provided by operating activities	46,132

Cash flows from investing activities:
Purchases of property and equipment	(288,197)
Purchases of intangible assets	(86,507)
Proceeds on assets disposal	181,800
Net cash (used in) investing activities	(192,904)

Cash flows from financing activities:
Capital contributions from stockholder	182,660
Advances from related party	36,150
Repayment of advances from related party	(25,755)
Proceeds from third party loan	45,450
Net cash provided by financing activities	238,505

Effect of exchange rate changes on cash	1,198

Net increase in cash	92,931
Cash, beginning	-
Cash, ending	$92,931

Supplemental disclosure of cash flow information:
Cash paid during the period for:
Interest	$-
Income taxes	$-

The accompanying notes are an integral part of these consolidated financial statements.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Note 1 – Nature of business and organization

ZKGC New Energy Limited (“ZKGC Cayman” or the “Company”) is a holding company incorporated in the Cayman Islands on May 31, 2021 under the laws of the Cayman Islands. ZKGC Cayman has no substantive operations other than holding all of the outstanding share capital of ZKGC International Group Holdings Limited (“ZKGC International”) established under the laws of Hong Kong on September 9, 2021. ZKGC International is a holding company holding all of the outstanding equity of Hainan GCGY Commercial & Trading Co., Ltd. (“Zhongke WFOE”) which is a wholly foreign-owned enterprise (“WFOE”) and was established on October 12, 2021 under the laws of the People’s Republic of China (“PRC” or “China”).

The Company, through its variable interest entity (“VIE”), Hainan ZKGC New Energy Co., Ltd. (“Hainan ZKGC”), a PRC limited liability company established on August 11, 2020, and through Hainan ZKGC’s 99% owned subsidiary, Hainan ZKGY Network Technology Co., Ltd (“Network ZKGC”), a PRC limited liability company established on September 28, 2020, is a builder, owner, operator, and manager of electric vehicle (“EV”) charging stations and provider of EV charging equipment and networked EV charging services. The Company offers residential and commercial EV charging equipment, enabling EV drivers to recharge at various location types. The Company’s principal line of products and services is its Charging Cloud SAAS Platform (the “SAAS network”), EV charging equipment, and EV charging services. The SAAS network provides property owners, managers, parking companies, and state and municipal entities (“Property Partners”) with cloud-based services that enable the remote monitoring and management of EV charging stations. The SAAS network also provides EV drivers with vital station information, including station location, availability and fees payment.

On October 18, 2021, ZKGC Cayman completed a reorganization of entities under common control of its then existing shareholders, who collectively owned all of the equity interests of ZKGC Cayman prior to the reorganization. ZKGC Cayman and ZKGC International were established as the holding companies of Zhongke WFOE. Zhongke WFOE is the primary beneficiary of Hainan ZKGC and its subsidiary. All of these entities are under common control which results in the consolidation of ZKGC and subsidiary which have been accounted for as a reorganization of entities under common control at carrying value. The consolidated financial statements are prepared on the basis as if the reorganization became effective as of the beginning of the first period presented in the accompanying consolidated financial statements of ZKGC Cayman.

The accompanying consolidated financial statements reflect the activities of ZKGC Cayman and each of the following entities:

Subsidiaries	Activities	Place Incorporated	Date Incorporated	Ownership Percentage
ZKGC International Group Holdings Limited (“ZKGC International”)	Holding company	Hong Kong, the PRC	September 9, 2021	100% owned by ZKGC Cayman
Hainan GCGY Commercial & Trading Co., Ltd. (“Zhongke WFOE”)	Holding company	Hainai, the PRC	October 12, 2021	100% owned by ZKGC International
Hainan ZKGC New Energy Co., Ltd. (“Hainan ZKGC”)	Construction and operation of electric vehicle (“EV”) charging stations	Hainai, the PRC	August 11, 2020	VIE of Zhongke WFOE
Hainan ZKGY Network Technology Co., Ltd (“Network ZKGC”)	Provider and manager of Charging Cloud SAAS Platform (the “SAAS network”)	Hainai, the PRC	September 28, 2020	99% owned by Hainan ZKGC

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Contractual Arrangements

Due to legal restrictions on foreign ownership and investment in, among other areas, the development and operation of information technology in China, the Company operates its businesses in which foreign investment is restricted or prohibited in the PRC through certain PRC domestic companies. Neither the Company nor its subsidiaries own any equity interest in Hainan ZKGC. As such, Hainan ZKGC is controlled through contractual arrangements in lieu of direct equity ownership by the Company or any of its subsidiaries. Such contractual arrangements consist of a series of three agreements, along with shareholders’ powers of attorney (“POAs”) (collectively the “Contractual Arrangements”, which were signed on October 18, 2021.

The significant terms of the Contractual Arrangements are as follows:

Exclusive Business Cooperation Agreement

Pursuant to the exclusive business cooperation agreement between Zhongke WFOE and Hainan ZKGC, Zhongke WFOE has the exclusive right to provide Hainan ZKGC with technical support services, consulting services and other services, including technical support and training, business management consultation, consultation, collection and research of technology and market information, lease equipment or properties, provide legitimate rights to use software license, provide deployment, maintenances and upgrade of software, design installation, daily management, maintenance and updating network system, and other services requested by Hainan ZKGC from time to time to the extent permitted under PRC law. In exchange, Zhongke WFOE is entitled to an annual service fee that equals Hainan ZKGC’s net income. The exclusive business cooperation agreement remains in effect unless terminated in writing by Zhongke WFOE.

Exclusive Option Agreements

Pursuant to the exclusive option agreements among Zhongke WFOE, Hainan ZKGC and the shareholders who collectively owned all of Hainan ZKGC, such shareholders jointly and severally grant Zhongke WFOE an option to purchase their equity interests in Hainan ZKGC. The purchase price shall be the lowest price then permitted under applicable PRC laws. Zhongke WFOE or its designated person may exercise such option at any time to purchase all or part of the equity interests in Hainan ZKGC until it has acquired all equity interests of Hainan ZKGC, which is irrevocable during the term of the agreements.

The exclusive option agreement remains in effect until all equity interest held by shareholders in Hainan ZKGC has been transferred or assigned to Zhongke WFOE and/or any other person designated by the Zhongke WFOE in accordance with such agreement.

Equity Interest Pledge Agreements

Pursuant to the equity interest pledge agreements, among Zhongke WFOE, Hainan ZKGC, and the shareholders who collectively owned all of Hainan ZKGC, such shareholders pledge all of the equity interests in Hainan ZKGC to Zhongke WFOE as collateral to secure the obligations of Hainan ZKGC under the exclusive business cooperation agreement and exclusive option agreements. These shareholders are prohibited from transferring the pledged equity interests without the prior consent of Zhongke WFOE unless transferring the equity interests to Zhongke WFOE or its designated person in accordance with the exclusive option agreements.

The equity interest pledge agreements shall come into force the date on which the pledged interests are recorded, which is upon the signing of the agreements on October 18, 2020.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Shareholders’ Powers of Attorney (“POAs”)

Pursuant to the shareholders’ POAs, the shareholders of Hainan ZKGC give Zhongke WFOE an irrevocable proxy to act on their behalf on all matters pertaining to Hainan ZKGC and to exercise all of their rights as shareholders of Hainan ZKGC, including the (i) right to attend shareholders meetings; (ii) to exercise voting rights and all of the other rights including but not limited to the sale or transfer or pledge or disposition of the shares held in part or in whole; and (iii) designate and appoint on behalf of the shareholder the legal representative, the directors, supervisors, the chief executive officer and other senior management members of Hainan ZKGC, and to sign transfer documents and any other documents in relation to the fulfillment of the obligations under the exclusive option agreements and the equity interest pledge agreements. The shareholders’ POAs shall remain in effect while the shareholders of Hainan ZKGC hold the equity interests in Hainan ZKGC.

Spousal Consent Letters

Pursuant to the spousal consent letters, the spouses of the shareholders of Hainan ZKGC commit that they have no right to make any assertions in connection with the equity interests of Hainan ZKGC, which are held by the shareholders. In the event that the spouses obtain any equity interests of Hainan ZKGC, which are held by the shareholders, for any reasons, the spouses of the shareholders shall be bound by the exclusive option agreement, the equity interest pledge agreement, the shareholder POA and the exclusive business cooperation agreement and comply with the obligations thereunder as a shareholder of Hainan ZKGC. The letters are irrevocable and shall not be withdrawn without the consent of Zhongke WFOE.

Based on the foregoing contractual arrangements, which grant Zhongke WFOE effective control of Hainan ZKGC and subsidiaries and enable Zhongke WFOE to receive all of their expected residual returns, the Company accounts for Hainan ZKGC as a VIE. Accordingly, the Company consolidates the accounts of Hainan ZKGC and its subsidiary for the period presented herein, in accordance with Regulation S-X-3A-02 promulgated by the Securities and Exchange Commission (“SEC”), and Accounting Standards Codification (“ASC”) 810-10, Consolidation.

Note 2 – Summary of significant accounting policies

Basis of presentation

The accompanying consolidated financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“US GAAP”) and pursuant to the rules and regulations of the Securities and Exchange Commission (“SEC”).

Principles of consolidation

The consolidated financial statements include the financial statements of the Company, its wholly owned subsidiaries and its VIE, over which the Company exercises control and is the primary beneficiary. Although the VIE agreements were entered into in October 2021, since the Company and the VIE are under common control, the financial statements reflect the operations as if the VIE agreements were in effect as of the beginning of the earliest period presented. All transactions and balances among the Company, its subsidiaries and VIE have been eliminated upon consolidation.

Use of estimates and assumptions

The preparation of consolidated financial statements in conformity with U.S. GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities as of the date of the consolidated financial statements and the reported amounts of revenues and expenses during the periods presented. Significant accounting estimates reflected in the Company’s consolidated financial statements include the useful lives of property and equipment, impairment of long-lived assets, and revenue recognition. The inputs into the Company’s judgments and estimates consider the economic implications of COVID-19 on the Company’s critical and significant accounting estimates. Actual results could differ from these estimates.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Cash

Cash comprises cash at banks and on hand. Cash at banks are held in accounts at financial institutions located in the PRC‚ which is not freely convertible into foreign currencies. The Company considers all highly liquid debt instruments purchased with an original maturity of three months or less to be cash equivalents. As of May 31, 2021, the Company had cash of approximately $93,000.

Accounts receivable

Accounts receivable are stated and carried at their original invoiced amount. Accounts are considered overdue after 180 days. In establishing the required allowance for doubtful accounts, management considers historical collection experience, age of the receivable, the economic environment, industry trend analysis, and the credit history and financial condition of the customer. Management reviews its receivables on a regular basis to determine if the bad debt allowance is adequate and adjusts the allowance when necessary. Delinquent account balances are written-off against allowance for doubtful accounts after all means of collection have been exhausted and that the likelihood of collection is not probable. As of May 31, 2021, no allowance for doubtful accounts was deemed necessary.

Construction costs relating to uncompleted contracts and deferred revenue

Construction costs relating to uncompleted contracts consist of costs of construction incurred associated with the building of charging stations for customers. Deferred revenue is accrued with construction in progress until the project wraps up. The Company recognizes deferred revenue through use of the input method which is measured by reference to the ratio of contract costs incurred to date to the estimated total costs for the contract. Contract costs incurred to date are shown as construction costs relating to uncompleted contracts on the balance sheet unless it is not probable that such contract costs are recoverable from the customers, in which case, such costs are recognized as an expense immediately. The construction period of each charging station is approximately 60 days. As of May 31, 2021, there was $316,148 construction costs relating to uncompleted contracts and $394,315 deferred revenue on the balance sheet.

Prepayments

Prepayments are mainly payments made to vendors or service providers for purchasing goods or services that have not been received or provided, including rent and utilities. These amounts are refundable and bear no interest. Prepayments are classified as either current or non-current based on the terms of the respective agreements. These prepayments are unsecured and are reviewed periodically to determine whether their carrying value has become impaired. As of May 31, 2021, the Company made no allowance for impairment.

Value added tax

The Company is subject to value added tax (“VAT”) in the PRC. As of May 31, 2021, the net VAT payable balance of approximately $4,000 is included in taxes payable on the consolidated balance sheet. Revenues from domestic sales are presented net of applicable VAT. The Company is subject to a 3% VAT rate due to qualification as a small-scale taxpayer which was reduced to 1% until December 31, 2021 due to the Covid-19 pandemic.

Property and Equipment

Property and equipment are stated at cost and consist of charging stations, transportation and office equipment. Property and equipment are depreciated over their estimated useful life and the related depreciation expense is computed using the straight-line method.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

The estimated useful lives are as follows:

Useful life
Transportation equipment	4 years
Charging stations	5 years
Furniture and fixtures	5 years
Office equipment	3 years

Expenditures for maintenance and repairs, which do not materially extend the useful lives of the assets, are charged to earnings as incurred, while additions, renewals and betterments, which are expected to extend the useful life of assets, are capitalized. The Company also re-evaluates the useful lives to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Intangible assets, net

The Company’s intangible assets with definite useful lives primarily consist of the platform software for charging station management. The Company amortizes its intangible assets with definite useful lives over their estimated useful lives and reviews these assets for impairment. The Company amortizes its intangible assets with definite useful lives on a straight-line basis over the shorter of the contractual terms or the estimated useful lives of 5 years.

Impairment for long-lived assets

Long-lived assets, including property and equipment and intangible assets with finite lives are reviewed for impairment whenever events or changes in circumstances (such as a significant adverse change to market conditions that will impact the future use of the assets) indicate that the carrying value of an asset may not be recoverable. The Company assesses the recoverability of the assets based on the undiscounted future cash flows the assets are expected to generate and recognize an impairment loss when estimated undiscounted future cash flows expected to result from the use of the asset plus net proceeds expected from disposition of the asset, if any, are less than the carrying value of the asset. If an impairment is identified, the Company would reduce the carrying amount of the asset to its estimated fair value based on a discounted cash flows approach or, when available and appropriate, to comparable market values. From August 11, 2020 (inception) through May 31, 2021, no impairment of long-lived assets was recognized.

Statutory reserves

Pursuant to the laws applicable to the PRC, PRC entities must make appropriations from after-tax profit to the non-distributable “statutory surplus reserve fund”. Subject to certain cumulative limits, the “statutory surplus reserve fund” requires annual appropriations of 10% of after-tax profit until the aggregated appropriations reach 50% of the registered capital (as determined under accounting principles generally accepted in the PRC (“PRC GAAP”) at each year-end). For foreign invested enterprises and joint ventures in the PRC, annual appropriations should be made to the “reserve fund”. For foreign invested enterprises, the annual appropriation for the “reserve fund” cannot be less than 10% of after-tax profits until the aggregated appropriations reach 50% of the registered capital (as determined under PRC GAAP at each year-end). If the Company has an accumulated loss from prior periods, the Company is able to use the current period net income after tax to offset against the accumulated loss.

Financial instruments

US GAAP, regarding fair value of financial instruments and related fair value measurements, defines fair value and establishes a three-level valuation hierarchy that requires an entity to maximize the use of observable inputs and minimize the use of unobservable inputs when measuring fair value.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

The three levels of the hierarchy are defined as follows:

Level 1: inputs are quoted prices (unadjusted) for identical assets or liabilities in active markets;

Level 2: inputs include quoted prices, other than those in level 1, for the same in inactive markets or similar assets and liabilities in active markets, and inputs that are observable for the asset or liability, either directly or indirectly, for substantially the full term of the financial instrument;

Level 3: inputs are unobservable.

Financial instruments included in current assets and current liabilities are reported in the consolidated balance sheets at face value or cost, which approximates fair value because of the short period of time between the origination of such instruments and their expected realization and their current market rates of interest.

Noncontrolling Interests

The Company’s noncontrolling interests represent the minority shareholders’ ownership interests related to the Company’s subsidiaries, including 1% for Network ZKGC. The noncontrolling interests are presented in the consolidated balance sheets separately from equity attributable to the shareholders of the Company. Noncontrolling interests in the results of the Company are presented on the consolidated statement of income as allocations of the total income or loss from August 11, 2020 (inception) through May 31, 2021 between noncontrolling interests holders and the shareholders of the Company.

Contingencies

In the normal course of business, the Company is subject to contingencies, including legal proceedings and claims arising out of the business that relate to a wide range of matters, such as government investigations and tax matters. The Company recognizes a liability for such contingency if it determines it is probable that a loss has occurred, and a reasonable estimate of the loss can be made. The Company may consider many factors in making these assessments including historical factors and the specific facts and circumstances of each matter.

Revenue recognition

The Company has adopted Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-09 “Revenue from Contracts with Customers” (ASC 606). The core principle underlying revenue recognition is that the Company recognizes its revenue to represent the transfer of goods and services to customers in an amount that reflects the consideration to which the Company expects to be entitled in such exchange. This requires the Company to identify contractual performance obligations and determine whether revenue should be recognized at a point in time or over time, based on when control of goods and services transfers to a customer.

The ASU requires the use of a new five-step model to recognize revenue from customer contracts. The five-step model requires that the Company (i) identify the contract with the customer, (ii) identify the performance obligations in the contract, (iii) determine the transaction price, including variable consideration to the extent that it is probable that a significant future reversal will not occur, (iv) allocate the transaction price to the respective performance obligations in the contract, and (v) recognize revenue when (or as) the Company satisfies each performance obligation.

The Company recognizes revenue primarily from three different types of contracts:

●	Product sales* – The Company builds ready-to-use charging stations for sale. Product sales contracts are on a fixed price basis with no separate sales rebate, discount, or other incentive, and no right of return exists on sales of inventory. Revenue is recognized at a point in time when the customer obtains control of the goods and the Company satisfies its performance obligations, which generally is at the time it transfers the ownership of the product to the customer.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

●	Charging service revenue – company-owned charging stations – The Company generates revenue from fully owned and jointly owned charging stations by providing charging service to electric vehicles. Service price, which is measured by unit price per kWh, is fixed and determinable. Revenue is recognized at a point in time when a particular charging session is completed. The Company is the primary obligor and is responsible for (1) soliciting customers and fulfilling the promise to provide charging services (2) setting service price for charging service (3) handling customer services and complaints and (4) performing collection and payment activities. The Company acts as the principal of these arrangements and therefore reports revenue earned and costs incurred related to these transactions on a gross basis.

●	Charging service revenue – third-party-owned charging stations – The Company generates revenue from non-company-owned charging stations. Revenue is recognized at a point in time when a particular charging session is completed in accordance with a contractual relationship between the Company and the owner of the station.

*	The Company derives its product sales from contracting with its customers to construct the charging stations and with revenues being recognized upon delivery of products when the “transfer of control” occurs. The completed contract method is used to recognized such revenues at a point in time after the performance obligations are satisfied. The contract is so short, which is normally 60 days, that splitting it up into multiple billings isn’t feasible. The customer doesn’t receive or consume benefits from the work until the very end. The Company recognizes the progress billing amount on the balance sheet using the cost-to-cost input method, based primarily on contract costs incurred to date compared to total estimated contract costs. This method is the most accurate measure of work completed to date, which normally includes direct material, and subcontractor costs. Construction costs relating to uncompleted contracts and deferred revenue continue to accrue until the project wraps up. Once the Company completes the contract, the revenue and related cost of construction is recognized. Persuasive evidence of an arrangement is demonstrated via sales contract, and the sales price to the customer is fixed upon acceptance of the sales contract and there is no separate sales rebate, discount, or other incentive. Revenue is recognized net of returns. For the period from August 11, 2020 (inception) through May 31, 2021, total sales returned was nil.

Advertising costs

Advertising costs amounted to $3,748 for the period from August 11, 2020 (inception) through May 31, 2021. Advertising costs are expensed as incurred and included in selling expenses.

Income taxes

The Company accounts for income taxes in accordance with US GAAP. The charge for taxation is based on the results for the fiscal year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred taxes are accounted for using the asset and liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the consolidated financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax assets and liabilities are recognized for all taxable temporary differences. Deferred tax assets are recognized to the extent that it is probable that taxable profit will be available against which deductible temporary differences can be utilized. Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized, or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity. The net deferred tax asset is reduced by a valuation allowance when, in the opinion of management, it is more likely than not that some portion or all of the net deferred tax assets will not be realized. Current income taxes are provided for in accordance with the laws of the relevant taxing authorities.

An uncertain tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that has a greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. Penalties and interest incurred related to underpayment of income taxes are classified as income tax expense in the period incurred. PRC tax returns filed for the year ended December 31, 2020 are subject to examination by the applicable tax authorities.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Foreign currency translation and transaction

The reporting currency of the Company is the U.S. dollar. The Company in China conducts its businesses in the local currency, Renminbi (RMB), as its functional currency. Assets and liabilities are translated at the noon buying rate in the City of New York for cable transfers of RMB as certified for customs purposes by the Federal Reserve Bank of New York at the end of the period. The statement of income accounts are translated at the average translation rates and the equity accounts are translated at historical rates. Translation adjustments resulting from this process are included in accumulated other comprehensive income (loss). Transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred. There were no transaction gains and losses for the period from August 11, 2020 (inception) through May 31, 2021.

Translation adjustments included in accumulated other comprehensive income amounted to $7,040 as of May 31, 2021. The balance sheet amounts, with the exception of equity at May 31, 2021 were translated at the current exchange rate of $0.1570. The equity accounts were translated at their historical rate. The average translation rate applied to statement of income accounts for the period from August 11, 2020 (inception) through May 31, 2021 was $0.1515. Cash flows are also translated at average translation rates for the periods; therefore, amounts reported on the statements of cash flows will not necessarily agree with changes in the corresponding balances on the consolidated balance sheets.

Earnings per share

The Company computes earnings per share (“EPS”) in accordance with ASC 260, “Earnings per Share”. ASC 260 requires companies to present basic and diluted EPS. Basic EPS is measured as net income (loss) divided by the weighted average ordinary shares outstanding for the period. Diluted EPS presents the dilutive effect on a per share basis of the potential ordinary shares (e.g., convertible securities, options and warrants) as if they had been converted at the beginning of the periods presented, or issuance date, if later. Potential ordinary shares that have an anti-dilutive effect (i.e., those that increase income per share or decrease loss per share) are excluded from the calculation of diluted EPS. For the period from August 11, 2020 (inception) through May 31, 2021, there were no dilutive shares.

Comprehensive income (loss)

Comprehensive income (loss) consists of two components, net income (loss) and other comprehensive income (loss). Other comprehensive income (loss) refers to revenue, expenses, gains and losses that under US GAAP are recorded as an element of shareholders’ equity but are excluded from net income (loss). Other comprehensive income (loss) consists of foreign currency translation adjustments resulting from the Company’s PRC subsidiaries and VIE not using the USD as its functional currency.

Recent accounting pronouncements

In February 2016, the FASB issued ASU No. 2016-02, Leases (Topic 842), to increase the transparency and comparability about leases among entities. The new guidance requires lessees to recognize a lease liability and a corresponding lease asset for virtually all lease contracts. It also requires additional disclosures about leasing arrangements. For US public companies, ASU 2016-02 is effective for interim and annual periods beginning after December 15, 2018. ASU 2020-05 delayed the effective date of ASU 2016-02 for non-public companies and foreign private issuers to annual periods beginning after December 15, 2021. The Company does not expect the impact of this new standard to be impacted to its financial positions or results of operations.

The Company does not believe other recently issued but not yet effective accounting standards, if currently adopted, would have a material effect on the Company’s consolidated balance sheets, statements of income and comprehensive income and statements of cash flows.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Note 3 – Variable interest entity (“VIE”)

On October 18, 2021, Zhongke WFOE entered into Contractual Arrangements with Hainan ZKGC. The significant terms of these Contractual Arrangements are summarized in “Note 1—Nature of business and organization” above. As a result, the Company classifies Hainan ZKGC as a VIE which should be consolidated based on the structure as described in Note 1.

A VIE is an entity that has either a total equity investment that is insufficient to permit the entity to finance its activities without additional subordinated financial support, or whose equity investors lack the characteristics of a controlling financial interest, such as through voting rights, right to receive the expected residual returns of the entity or obligation to absorb the expected losses of the entity. The variable interest holder, if any, that has a controlling financial interest in a VIE is deemed to be the primary beneficiary and must consolidate the VIE. Zhongke WFOE is deemed to have a controlling financial interest and be the primary beneficiary of Hainan ZKGC because it has both of the following characteristics:

(1) The power to direct activities at Hainan ZKGC that most significantly impact such entity’s economic performance, and

(2) The right to receive benefits from Hainan ZKGC that could potentially be significant to such entity.

Pursuant to the Contractual Arrangements, Hainan ZKGC pays service fees equal to all of its net income to Zhongke WFOE. The Contractual Arrangements are designed so that Hainan ZKGC operates for the benefit of Zhongke WFOE and ultimately, the Company.

Under the Contractual Arrangements, the Company has the power to direct activities of the VIE and can have assets transferred out of the VIE. Therefore, the Company considers that there is no asset in the VIE that can be used only to settle obligations of the VIE, except for registered capital and PRC statutory reserves, if any. As the VIE is incorporated as a limited liability company under the Company Law of the PRC, creditors of the VIE do not have recourse to the general credit of the Company for any of the liabilities of the VIE.

Accordingly, the accounts of Hainan ZKGC and its subsidiary Network ZKGC are consolidated in the accompanying consolidated financial statements.

The carrying amounts of the VIE’s consolidated assets and liabilities as of May 31, 2021 are as follows:

May 31,
2021

Current assets	$695,452
Non-current assets	265,839
Total assets	961,291
Total liabilities	735,785
Net assets	$225,506

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

The summarized consolidated operating results of the VIE for the period from August 11, 2020 (inception) through May 31, 2021 are as follows:

Sales	$320,012
Cost of sales	270,484
Gross profit	49,528
Operating expenses	57,080
(Loss) from operations	(7,552)
Other income, net	59,122
Provision for income taxes	(15,764)
Net income	$35,806

The summarized consolidated statements of cash flows of the VIE for the period from August 11, 2020 (inception) through May 31, 2021 are as follows:

Net cash provided by operating activities	$46,132
Net cash (used in) investing activities	(192,904)
Net cash (used in) provided by financing activities	238,505
Effect of exchange rate changes on cash	1,198
Net increase in cash	92,931
Cash, beginning	-
Cash, ending	$92,931

Note 4 – Prepayments and other current assets

Prepayments and other current assets consisted of the following:

Rent	$8,881
Other services	1,628
Advance to employee	3,571
Total	$14,080

Note 5 – Property and equipment, net

Property and equipment consisted of the following:

May 31, 2021

Office equipment	$14,505
Furniture and fixtures	1,701
Transportation equipment	62,635
Charging stations	113,718
Total	192,559
Less: accumulated depreciation	(11,170)
Property and equipment, net	$181,389

Depreciation expense for the period from August 11, 2020 (inception) through May 31, 2021 was $12,723.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Note 6 – Intangible assets, net

Intangible assets consisted of the following:

May 31, 2021

Software	$89,647
Less: accumulated amortization	(5,197)
Intangible assets, net	$84,450

Amortization expense charged to operations for the period from August 11, 2020 (inception) through May 31, 2021 was $5,197.

Note 7 – Related party balances and transactions

Related party balances

Due to related party consists of the following:

			May 31,
Name	Relationship	Nature	2021
Liao Jinqi	Stockholder of the Company	Advances for operations, no interest, due on demand	$12,187
			$12,187

Note 8 – Income taxes

Cayman Islands

ZKGC Cayman was incorporated in the Cayman Islands and is not subject to tax on income or capital gains under the laws of Cayman Islands. Additionally, the Cayman Islands does not impose a withholding tax on payments of dividends to shareholders.

Hong Kong

ZKGC International is incorporated in Hong Kong and is subject to Hong Kong Profits Tax on the taxable income as reported in its statutory financial statements adjusted in accordance with relevant Hong Kong tax laws. The applicable tax rate is 16.5% in Hong Kong. The Company did not make any provision for the Hong Kong profits tax as there were no assessable profits derived from or earned in Hong Kong since inception. Under Hong Kong tax law, ZKGC International is exempted from income tax on its foreign-derived income and there are no withholding taxes in Hong Kong on remittance of dividends.

PRC

Zhongke WFOE, Hainan ZKGC, and Network ZKGC are governed by the income tax laws of the PRC and the income tax provisions in respect to operations in the PRC is calculated at the applicable tax rates on the taxable income for the periods based on existing legislation, interpretations and practices in respect thereof. Under the Enterprise Income Tax Laws of the PRC (the “EIT Laws”), domestic enterprises and Foreign Investment Enterprises (the “FIEs”) are usually subject to a unified 25% enterprise income tax rate while preferential tax rates, tax holidays and even tax exemption may be granted on a case-by-case basis.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Provision for income taxes consisted of:

For the period from August 11, 2020 (inception) through May 31, 2021

Current income tax expense	$15,764
Provision for income taxes	$15,764

Significant components of net deferred tax assets and liabilities were as follows:

May 31, 2021
Deferred tax assets
Net operating loss carryforwards in China	$2,976
Total deferred tax assets	2,976
Valuation allowance	(2,976)
Total net deferred tax asset	$-

As of May 31, 2021, the Company had a net operating loss (NOL) carryforward of approximately $12,000, from the Company’s PRC subsidiary, Network ZKGC, which operated at a loss from September 28, 2020 (inception) through May 31, 2021. The NOL will expire by December 31, 2025. Network ZKGC expects to continue to generate losses in the coming years, and believes it is more likely than not that its PRC operations will not be able to fully utilize its deferred tax assets related to the net operating loss carryforwards in the PRC. The Company evaluates the recoverable amounts of deferred tax assets and considers both positive and negative factors when assessing the future realization of the deferred tax assets and applies weight to the relative impact of the evidence to the extent it can be objectively verified. Management provided a 100% valuation allowance for the deferred tax assets as of May 31, 2021.

Reconciliation of the effective income tax rate is as follows:

For the period from August 11, 2020 (inception) through May 31, 2021

Tax at PRC statutory rate	25.0%
Change in valuation allowance	6.0%
Effective tax rate	31.0%

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Uncertain tax positions

The Company evaluates each uncertain tax position (including the potential application of interest and penalties) based on the technical merits, and measures the unrecognized benefits associated with the tax positions. As of May 31, 2021, the Company did not have any significant unrecognized uncertain tax positions. The Company did not incur interest and penalties tax for the period from August 11, 2020 (inception) through May 31, 2021. The Company does not anticipate any significant increases or decreases in unrecognized tax benefits in the next twelve (12) months from May 31, 2021.

Taxes payable consisted of the following:

May 31, 2021

Income taxes	$16,336
VAT taxes	4,492
Other taxes	247
Total	$21,075

Note 9 – Stockholders’ equity

Ordinary shares

ZKGC Cayman has authorized 50,000,000 ordinary shares with a par value of $0.001.

Capital contributions

For the period from August 11, 2020 (inception) through May 31, 2021, Jinqi Liao (Company’s CEO and sole stockholder of Hainan ZKGC) contributed a total of $182,660 to Hainan ZKGC and Network ZKGC.

Statutory reserves

In accordance with the relevant PRC laws and regulations, the Company’s subsidiary and VIE in the PRC are required to provide for certain statutory reserves, which are appropriated from net profit as reported in accordance with PRC accounting standards. The Company’s subsidiary and VIE in the PRC are required to allocate at least 10% of their after-tax profits to a statutory reserve until such reserve has reached 50% of their respective registered capital. Appropriations to other types of reserves in accordance with relevant PRC laws and regulations are to be made at the discretion of the board of directors of each entity in the PRC. The statutory reserves are restricted from being distributed as dividends under PRC laws and regulations. The statutory reserves recorded by the Company’s subsidiaries in the PRC were $4,729 as of May 31, 2021.

Restricted assets

As a result of these PRC laws and regulations and the requirement that distributions by the Company’s subsidiary and VIE in the PRC can only be paid out of distributable profits reported in accordance with PRC accounting standards, the Company’s subsidiary and VIE in the PRC are restricted from transferring a portion of their net assets to the Company. The restricted amounts include the paid-in capital and the statutory reserves of the Company’s subsidiary and VIE in the PRC. The aggregate amount of paid-in capital and statutory reserves, which represents the amount of net assets of the Company’s subsidiaries in the PRC not available for distribution, was $187,084 as of May 31, 2021.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

Note 10 – Commitments

Lease Commitments

The Company entered into leases for four plants located in the PRC. The total future minimum lease payments under the non-cancellable operating leases as of May 31, 2021 are as follows:

Twelve months ending May 31,	Minimum lease payments

2022	$17,000
2023	8,000
Future minimum operating lease payments	$25,000

Lease expense for the period from August 11, 2020 (inception) through May 31, 2021 was $6,489.

Variable interest entity structure

In the opinion of management, (i) the corporate structure of the Company is in compliance with existing PRC laws and regulations; (ii) the Contractual Arrangements are valid and binding, and do not result in any violation of PRC laws or regulations currently in effect; and (iii) the business operations of Zhongke WFOE and the VIE and its subsidiary are in compliance with existing PRC laws and regulations in all material respects.

However, there are substantial uncertainties regarding the interpretation and application of current and future PRC laws and regulations. Accordingly, the Company cannot be assured that PRC regulatory authorities will not ultimately take a contrary view to the foregoing opinion of its management. If the current corporate structure of the Company or the Contractual Arrangements is found to be in violation of any existing or future PRC laws and regulations, the Company may be required to restructure its corporate structure and operations in the PRC to comply with changing and new PRC laws and regulations. In the opinion of management, the likelihood of loss in respect of the Company’s current corporate structure or the Contractual Arrangements is remote based on current facts and circumstances.

COVID-19

In March 2020, the World Health Organization declared COVID-19 a pandemic. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities in China and elsewhere. Given the nature of the COVID-19 pandemic, and because substantially all of the Company’s business operations and workforce are concentrated in China, the Company’s business, results of operations, and financial condition have been adversely affected. The impact of COVID-19 on the macroeconomic outlook of China and any business disruption due to further resurgence of COVID-19 may have adverse financial impacts for the Company beyond 2021 and cannot be reasonably estimated at this time.

Note 11 – Risks and Uncertainties

Foreign currency risk

A majority of the Company’s transactions are denominated in RMB and a significant portion of the Company consolidated assets and liabilities are denominated in RMB. RMB is not freely convertible into foreign currencies. In the PRC, certain foreign exchange transactions are required by law to be transacted only by authorized financial institutions at exchange rates set by the People’s Bank of China (“PBOC”). It is difficult to predict how market forces, PRC or U.S. government policies may impact the exchange rates between the RMB and the U.S. dollar in the future. The change in the value of the RMB relative to the U.S. dollar may affect the Company’s financial results reported in U.S. dollar terms without giving effect to any underlying changes in the Company’s business or results of operations. Remittances in currencies other than RMB by the Company in China must be processed through the PBOC or other China foreign exchange regulatory bodies which require certain supporting documentation in order to affect the remittance.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

As a result, the Company is exposed to foreign exchange risk as revenues and results of operations may be affected by fluctuations in the exchange rate between the USD and RMB. If the RMB depreciates against the U.S. dollar, the value of RMB revenues, earnings and assets as expressed in USD financial statements will decline. The Company has not entered into any hedging transactions in an effort to reduce its exposure to foreign exchange risk.

Credit risk

The Company is exposed to credit risk from its cash in banks and its accounts receivable.

As of May 31, 2021, approximately $88,000 was on deposit with two banks located in the PRC. In China, the insurance coverage of each bank is RMB 500,000 (approximately USD $79,000). As of May 31, 2021, no bank accounts are over the China deposit insurance limit.

Management believes that the credit risk on its cash in bank is limited because the counterparties are recognized financial institutions.

For the credit risk related to its accounts receivable, the Company performs ongoing credit evaluations of its customers. At May 31, 2021, no allowance for doubtful accounts was considered necessary.

Significant customers

For the period from August 11, 2020 (inception) through May 31, 2021, two customers accounted for 53.9% and 23.8% of the Company’s total revenues.

As of May 31, 2021, two customers accounted for 72.7%, and 14.1% of accounts receivable.

Vendor concentration risk

For the period from August 11, 2020 (inception) through May 31, 2021, two vendors accounted for 50.2% and 36.7% of the Company’s total construction costs relating to product sales and uncompleted contracts.

As of May 31, 2021, two vendors accounted for 43.6% and 41.2% of accounts payable.

Note 12 – Subsequent events

On May 31, 2021, ZKGC Cayman was established under the laws of the Cayman Islands.

On September 9, 2021, ZKGC International was established under the laws of Hong Kong.

On September 14, 2021, ZKGC Cayman issued 5,100,000 of its ordinary shares to G&C International Investment Company Limited (“GCI”) and 4,900,000 of its ordinary shares to Wanqi International Investment Company Limited (“WII”). Mr.Jinqi Liao, CEO of ZKGC Cayman, is the sole stockholder of GCI. Mr. Zhuowei Zhong has voting and dispositional control over the shares owned by WII. This transaction has been presented on a retroactive basis as of August 11, 2020, date of incorporation of Hainan ZKGC. (See Note 1)

On October 12, 2021, Zhongke WOFE was established under the laws of the PRC.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

On October 18, 2021, Zhongke WOFE entered into a series of VIE Agreements with the shareholder of Hainan ZKGC. These agreements include: 1) an Exclusive Business Cooperation Agreement; 2) an Equity Interest Pledge Agreement, 3) an Exclusive Option Agreement; 4) Powers of Attorney and 5) Spousal Consent Letters. Pursuant to these agreements, Zhongke WOFE has the exclusive rights to provide consulting services to Hainan ZKGC related to the business operation and management of Hainan ZKGC. For such services, Hainan ZKGC agrees to pay an annual service fee in the amount of net income of such year. Such contractual arrangements are designed so that the operations of Hainan ZKGC are solely for the benefit of Zhongke WOFE and ultimately, the Company. (See Note 1)

On November 16, 2021, ZKGC Cayman issued a total 3,000,000 of its ordinary shares to 70 non-United States investors in consideration for total proceeds of RMB 390,000 cash.

Note 13 – Condensed financial information of the parent company (unaudited)

The Company performed a test on the restricted net assets of its consolidated subsidiaries and VIE in accordance with Rule 4-08(e)(3) of Regulation S-X promulgated by the SEC, “General Notes to Financial Statements” and concluded that it was applicable for the Company to disclose the required financial statement information for the parent company, ZKGC New Energy Limited. The subsidiaries did not pay any dividends to the parent for the period presented. For the purpose of presenting parent only financial information, the Company records its investment in its subsidiaries and VIE under the equity method of accounting. Such investments are presented on the separate parent only balance sheet as “Investment in subsidiaries and VIE” and the income of the subsidiaries and VIE are presented as “equity in income of subsidiaries and VIE.” Certain information and footnote disclosures generally included in financial statements prepared in accordance with U.S. GAAP have been condensed and omitted.

PARENT COMPANY BALANCE SHEET

May 31,
2021
ASSETS
OTHER ASSETS
Investment in subsidiaries and VIE	$225,316

Total assets	$225,316

LIABILITIES AND STOCKHOLDERS’ EQUITY

LIABILITIES	$-

COMMITMENTS AND CONTINGENCIES	-

STOCKHOLDERS’ EQUITY

Ordinary shares, $0.001 par value, 50,000,000 shares authorized, 10,000,000 shares issued and outstanding as of May 31, 2021*	10,000
Additional paid-in capital	172,355
Retained earnings	31,192
Statutory reserves	4,729
Other comprehensive income (loss)	7,040
Total stockholders’ equity	225,316

Total liabilities and stockholders’ equity	$225,316

*	Shares and per share data are presented on a retroactive basis to reflect the nominal share issuance on September 14, 2021.

ZKGC NEW ENERGY LIMITED AND SUBSIDIARIES AND VARIABLE INTEREST ENTITY

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

(EXPRESSED IN UNITED STATES DOLLARS)

PARENT COMPANY STATEMENT OF INCOME AND

COMPREHENSIVE INCOME

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

EQUITY IN INCOME OF SUBSIDIARIES AND VIE	$35,806

COSTS AND EXPENSES
General and Administrative expenses	-
Total costs and expenses	-

INCOME BEFORE INCOME TAXES	35,806

PROVISION FOR INCOME TAXES	-

NET INCOME	35,806

FOREIGN CURRENCY TRANSLATION ADJUSTMENT	7,040
COMPREHENSIVE INCOME	$42,846

PARENT COMPANY STATEMENT OF CASH FLOWS

FOR THE PERIOD FROM AUGUST 11, 2020 (INCEPTION) THROUGH MAY 31, 2021

CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$35,806
Adjustments to reconcile net income to cash used in operating activities:
Equity in income of subsidiaries and VIEs	(35,806)

Net cash used in operating activities	-

CHANGE IN CASH	-

CASH, beginning of the period	-

CASH, end of the period	$-

Ordinary Shares

ZKGC New Energy Limited

P R O S P E C T U S

________________, 2022

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Indemnification of Directors and Officers

Cayman Islands law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the Cayman Islands courts to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime. An indemnity will be void and of no effect and will not apply to a person unless the person acted honestly and in good faith and in what he believed to be in the best interests of the company and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful.

Our memorandum and articles of association provides that we shall indemnify each Director or Officer of the Company against any liability incurred by the Director or Officer as a result of any act or failure to act in carrying out his functions other than such liability that he may incur by his own actual fraud or willful default. Expenses, including legal expenses, incurred by a Director or Officer in defending any legal, administrative or investigative proceeding may be paid by the Company in advance of the final disposition of such proceeding upon receipt of an undertaking to repay the amount if it shall be determined that the Director or Officer is not entitled to be indemnified by the Company.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Recent Sales of Unregistered Securities

The following sets forth information regarding all unregistered sales of our securities since our inception on May 31, 2021. All of these sales were exempt from registration under the Securities Act by reason of Section 4(2) of the Securities Act, as transactions by an issuer not involving a public offering, or were exempt from registration pursuant to Regulation S. The recipient of securities in each of these transactions represented his or her intention to acquire the securities for investment only and not with a view to or for sale in connection with any distribution of the securities, and appropriate legends were affixed to the share certificates issued in such transactions and there were no investors who are citizens or residents of the United States. The investors were provided adequate information concerning the Company, and the investment was determined to be suitable. In all cases, there was no public solicitation. The issuances of the securities described below were effected without the involvement of underwriters.

Date	Purchaser(s)	Ordinary Shares	Price Per Share
5/31/21	Founders	5,100,000	$0.001
9/14/21	Wanqi International Investment Company Limited	4,900,000	$0.001
11/16/2021	Zhuowei Zhong	134,000	$0.02
11/16/2021	Muxian Hu	52,000	$0.02
11/16/2021	Rongli Zheng	48,000	$0.02
11/16/2021	Shanming Huang	4,000	$0.02
11/16/2021	Peifen Wu	8,000	$0.02
11/16/2021	Lipeng Huang	40,000	$0.02
11/16/2021	Shaoru Han	40,000	$0.02
11/16/2021	Guosheng Liu	40,000	$0.02
11/16/2021	Yuling Lu	40,000	$0.02
11/16/2021	Chubiao Ning	4,000	$0.02

Date	Purchaser(s)	Ordinary Shares	Price Per Share
11/16/2021	Ruojin Zheng	4,000	$0.02
11/16/2021	Haiqun Zhang	4,000	$0.02
11/16/2021	Heng Man Leong	4,000	$0.02
11/16/2021	Tou Mui Ku	8,000	$0.02
11/16/2021	Xingjiu Liu	40,000	$0.02
11/16/2021	Ping Zhang	40,000	$0.02
11/16/2021	Lihua Chen	40,000	$0.02
11/16/2021	Haiping Xu	200,000	$0.02
11/16/2021	Chun Xu	100,000	$0.02
11/16/2021	Shuzhen Chen	80,000	$0.02
11/16/2021	Peng Zhao	40,000	$0.02
11/16/2021	Hong Cheng	40,000	$0.02
11/16/2021	Rongzheng Mo	400,000	$0.02
11/16/2021	Kangli Zhao	5,200	$0.02
11/16/2021	Shunyao Huang	34,800	$0.02
11/16/2021	Yujun Xu	10,000	$0.02
11/16/2021	Yanling Zhao	20,000	$0.02
11/16/2021	Qiuyuan Sun	10,000	$0.02
11/16/2021	Chaokan Liu	40,000	$0.02
11/16/2021	Junqin Yang	10,000	$0.02
11/16/2021	Xing Wan	10,000	$0.02
11/16/2021	Yaohong Wu	10,000	$0.02
11/16/2021	Jiayi Zhou	40,000	$0.02
11/16/2021	Jin Luo	40,000	$0.02
11/16/2021	Zhicheng Ouyang	20,000	$0.02
11/16/2021	Xiaomi Hu	10,000	$0.02
11/16/2021	Jing Xu	10,000	$0.02
11/16/2021	Liguo Zhang	10,000	$0.02
11/16/2021	Huameng Wang	10,000	$0.02
11/16/2021	Julie Zhu	20,000	$0.02
11/16/2021	Yangjun Wang	10,000	$0.02
11/16/2021	Zhangyou Yan	10,000	$0.02
11/16/2021	Guoming Liang	10,000	$0.02
11/16/2021	Jinfeng Gao	150,000	$0.02
11/16/2021	Xianyun Pan	30,000	$0.02
11/16/2021	Jianjun Zhou	150,000	$0.02
11/16/2021	Lihua Gao	10,000	$0.02
11/16/2021	Jiaen Yu	100,000	$0.02
11/16/2021	Lu He	10,000	$0.02
11/16/2021	Huabin Huang	300,000	$0.02
11/16/2021	Liya Zhou	10,000	$0.02
11/16/2021	Tingfang Xu	20,000	$0.02
11/16/2021	Hanlin Chen	10,000	$0.02
11/16/2021	Lehan Li	40,000	$0.02
11/16/2021	Qing Tang	20,000	$0.02
11/16/2021	Fanrong Zeng	10,000	$0.02
11/16/2021	Kaimin Liang	10,000	$0.02
11/16/2021	Xinlin Du	20,000	$0.02
11/16/2021	Xiaoyan Jiang	40,000	$0.02
11/16/2021	Xiaosheng Cao	10,000	$0.02
11/16/2021	Ruilin Wang	200,000	$0.02
11/16/2021	Chunxia Lu	10,000	$0.02
11/16/2021	Xia Li	40,000	$0.02
11/16/2021	Liangya Chen	10,000	$0.02
11/16/2021	Zhi Cui	20,000	$0.02
11/16/2021	Xin Zhang	10,000	$0.02
11/16/2021	Shihui Lu	10,000	$0.02
11/16/2021	Jiacui Zhou	10,000	$0.02

Exhibits and Financial Statement Schedules

(a)	Exhibits

The following exhibits are filed as part of this registration statement:

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association
4.1	Registrant’s Specimen Certificate for Ordinary Shares
5.1	Opinion of Ogier.
8.1	Opinion of ZhongLun W&D Law Firm
10.1	Exclusive Business Cooperation Agreement between Zhongke WFOE and Hainan ZKGC
10.2	Equity Interest Pledge Agreement among Zhongke WFOE, Liao Jinqi and Hainan ZKGC
10.3	Exclusive Option Agreement among Zhongke WFOE, Liao Jinqi and Hainan ZKGC
10.4	Power of Attorney between Liao Jinqi and Zhongke WFOE
10.5	Form of Investment Cooperation Contract of Intelligent Charging Station - Joint Ownership
10.6	Form of Investment Cooperation Contract of Intelligent Charging Station - Independent Ownership
10.7	Labor Contract dated August 11, 2020 between Hainan ZKGC and Liao Jinqi.
10.8	Labor Contract dated January 13, 2021 between Hainan ZKGC and Chunai Liu.
21.1	List of subsidiaries of the Registrant
23.1	Consent of Ogier is contained in its opinion
23.2	Consent of Beijing Zhong Lun W and D (Tianjun) Law Firm
23.3	Consent of Robert Brantl, Esq.
23.4	Consent of Michael T. Studer CPA P.C.

Undertakings

The undersigned Registrant hereby undertakes:

(a)(1) To file, during any period in which offers or sales of securities are being made, a post-effective amendment to this registration statement to:

i.	Include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

ii.	To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement.

iii.	To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by Item 8.A of Form 20-F (§249.220f of this chapter) at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act (15 U.S.C. 77j(A)(3) need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (a)(4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

Insofar as indemnification for liabilities arising under the Securities Act of 1933 (the “Act”) may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions above, or otherwise, we have been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act, and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities, other than the payment by us of expenses incurred or paid by one of our directors, officers, or controlling persons in the successful defense of any action, suit or proceeding, is asserted by one of our directors, officers, or controlling persons in connection with the securities being registered, we will, unless in the opinion of our counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification is against public policy as expressed in the Securities Act, and we will be governed by the final adjudication of such issue.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized, in Laocheng Town, Hainan Province, People’s Republic of China on the 25th day of January, 2022.

ZKGC NEW ENERGY LIMITED

By:	/s/ Liao Jinqi
Liao Jinqi, Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the date indicated.

Signatures	Title	Date

/s/ Liao Jinqi	Chief Executive Officer, Chief Financial Officer and Director	January 25, 2022
Liao Jinqi	(Principal Executive Officer; Principal Financial Officer; Principal Accounting Officer)

SIGNATURE OF AUTHORIZED U.S. REPRESENTATIVE OF THE REGISTRANT

Pursuant to the Securities Act of 1933, the undersigned, the duly authorized representative in the United States of ZKGC New Energy Limited, has signed this Registration Statement or amendment thereto in the City of Verona, New Jersey on January 25, 2022.

CCS Global Solutions, Inc.

By:	/s/ Kelly A. Hemphill
Kelly A. Hemphill

INDEX TO EXHIBITS

Exhibit No.	Description
3.1	Amended and Restated Memorandum and Articles of Association
4.1	Registrant’s Specimen Certificate for Ordinary Shares
5.1	Opinion of Ogier
8.1	Opinion of Zhongun W&D Law Firm
10.1	Exclusive Business Cooperation Agreement between Zhongke WFOE and Hainan ZKGC
10.2	Equity Interest Pledge Agreement among Zhongke WFOE, Liao Jinqi and Hainan ZKGC
10.3	Exclusive Option Agreement among Zhongke WFOE, Liao Jinqi and Hainan ZKGC
10.4	Power of Attorney between Liao Jinqi and Zhongke WFOE
10.5	Form of Investment Cooperation Contract of Intelligent Charging Station - Joint Ownership
10.6	Form of Investment Cooperation Contract of Intelligent Charging Station - Independent Ownership
10.7	Labor Contract dated August 11, 2020 between Hainan ZKGC and Liao Jinqi.
10.8	Labor Contract dated January 13, 2021 between Hainan ZKGC and Chunai Liu.
21.1	List of subsidiaries of the Registrant
23.1	Consent of Ogier is contained in its opinion
23.2	Consent of ZhongLun W&D Law Firm is contained in its opinion
23.3	Consent of Robert Brantl, Esq.
23.4	Consent of Michael T. Studer CPA P.C.